Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292004

PROSPECTUS FOR

1,742,897,698 SHARES OF COMMON STOCK

40,500,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS1

473,100,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE PREFERRED STOCK

387,775,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

1,500,000,000 SHARES OF COMMON STOCK UNDERLYING THE CM PURCHASE AGREEMENT

APPLIFE DIGITAL SOLUTIONS INC.

This prospectus relates to (i) the resale of 1,742,897,698 shares of common stock, par value $0.00001 per share (the “common stock” or “Common Shares”) held by certain shareholders named in this prospectus, (ii) the resale of 40,500,000 shares of common stock issuable upon the exercise of warrants (as defined below) held by certain of the selling security holders named in this prospectus, (iii) the issuance by us and resale of 473,100,000 shares of common stock reserved for issuance upon the conversion of convertible preferred stock held by certain selling security holder(s) in this prospectus, (iv) 387,775,000 shares  of common stock reserved for issuance upon the conversion of a convertible note held by a certain selling security holder in this prospectus, and (v) the issuance by us and resale of up to 1,500,000,000 shares of common stock upon the purchase by C/M Capital Master Fund LP, or “CM”, pursuant to the purchase agreement, dated November 20, 2025, that we entered into with CM (the “CM Purchase Agreement”).

We are registering the resale of such shares of issuable upon the exercise of warrants, shares of common stock issuable upon the exercise of convertible debentures, and shares of common stock which may be issuable to CM pursuant to the CM Purchase Agreement as required by and pursuant to registration rights agreements entered into with such selling security holders named in this prospectus.

We will receive proceeds from any exercise of the warrants by certain selling security holders named herein for cash, but not from the resale of the shares of common stock registered hereby.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling security holders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.

Our common stock is quoted on The OTCID Basic Market under the symbol “ALDS.” The last reported sale price of our common stock on December 16, 2025, was $0.008 per share.

The shares of common stock being offered by the selling security holders have been or may be issued pursuant to purchase agreements, notes and warrant agreements with the Company. The prices at which the selling security holders may sell the shares will be solely determined by the selling security holders at their own discretion at prevailing market prices or in negotiated transactions (see “Plan of Distribution”.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling security holders.

CM and the other selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 52 for more information about how the selling security holder may sell the shares of common stock being registered pursuant to this prospectus.

CM is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended with respect to the resale of common stock issuable to CM pursuant to the CM Purchase Agreement.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus to read about the factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2026.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “APPlife” the “Company,” “we,” “us,” and “our” refer to APPlife Digital Solutions, Inc., a Nevada corporation.

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on October 14, 2025, our Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025 and our various other filings with the SEC, before deciding to invest in shares of our common stock.

Corporate Background

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”), was formed on January 6, 2025, as a Nevada corporation. SAP is headquartered at 701 Anacapa St, Suite C, Santa Barbara, CA 93101.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated.  The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

The Company is a development stage company with a limited operating history, operations, and revenues and will need to raise capital to implement our planned operations.

Reverse Merger Transaction

On May 1, 2025, the Company entered into a definitive agreement to acquire SAP, with the transaction structured as a reverse merger. Following the Closing of the reverse merger on June 13, 2025, SAP became the operating entity of the combined company, with APPlife continuing as the registrant and reporting company. The transaction did not involve the transfer of employees, but SAP did engage a prior AP4L consultant to support ongoing business operations.

Products

As of the period from inception through today’s date, we have generated limited revenue and incurred expenses and operating losses, as part of our developmental stage activities in building our ecommerce platform and Sugar Auto Parts marketplace. Our auto parts ecommerce platform is our primary ecommerce website, offering a comprehensive catalog of suspension lift kits and related accessories for Jeep, truck, and SUV owners. The platform allows customers to browse, compare, and purchase products online, with a focus on providing quality aftermarket parts and a user-friendly shopping experience. Our sources of revenue are expected to come from product purchases and, in the future, may include advertising and sponsorships.

Competition

We directly compete for buyers to use our web sites over current ecommerce sites as well as sellers that utilize major marketplaces such as Amazon and eBay.  However, we believe our specialty ecommerce website offers substantial value-added content including installation guides, install videos, high impact photos, order customization and live chat with a technical expert.

Additionally, we believe that our automotive parts marketplace Sugar Auto Parts, with no known large challengers presently in the space outside of “all things to all people” online marketplaces like Amazon and eBay, has the opportunity to quickly be branded when launched as the auto part’s industry premier marketplace just as sites like Etsy, Wayfair, Uber and Chewy have been able to successfully do in their industries.

Marketing Strategy

Our marketing strategy is carefully built and tailored for our ecommerce platform. We focus on digital advertising, search engine optimization, and targeted promotions aimed at automotive enthusiasts and professional installers. Our goal is to differentiate ourselves through product specialization, competitive pricing, and customer service, although limited financial resources have constrained marketing efforts and impacted growth.

Employees

The Company operates with a streamlined team structure. On June 13, 2025, Mr. Hill was appointed CEO and Chairman of the Board of Directors for Applife. As of June 13, 2025, Barrett Evans serves as CFO and Director of the Company. The Company does not currently have a large full-time staff. Instead, the company relies on its executive leadership and a network of independent contractors and professional service providers in the United States to support its operations, business management, accounting, and legal needs. All executive and management functions are based in the U.S., with no employees or contractors located internationally. The Company generates all its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to develop operations outside the United States.

We are a development stage company with a limited operating history, operations, and revenues and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost.

Where You Can Find Us

Our offices are currently located at 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.  Our telephone number is (805) 500-3205.

CM Purchase Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding:	2,002,897,698

Shares being offered:	1,500,000,000

Offering Price per share:

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our sale of shares to CM, pursuant to the CM Purchase Agreement. The proceeds from the sale of shares pursuant to the CM Purchase Agreement will be used for the purpose of working capital and for potential acquisitions, as further detailed below in the “Use of Proceeds.”

OTC Markets Symbol:	ALDS

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary.

The tables and information below are derived from our consolidated financial statements for the twelve months ended June 30, 2025 and the quarter ended September 30, 2025

Year End
June 30, 2025

Cash	111,397
Total Assets	2,832,751
Total Liabilities	3,644,529
Total Stockholder’s Equity (Deficit)	(811,778)

Statement of Operations

Year End
June 30, 2025

Revenue	315,130
Total Operating Expenses	246,137
Net Loss for the Period	(997,763)
Net Loss per Share	0.00

Quarter Ended
September 30, 2025

Cash	47,257
Total Assets	2,765,327
Total Liabilities	3,480,783
Total Stockholder’s Equity (Deficit)	(715,456)

Quarter Ended
September 30, 2025

Revenue	464,172
Total Operating Expenses	467,966
Net Income for the Period	96,322
Net gain per Share	0.00

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have not been profitable since our inception and have had limited revenue from our operations. As of June 30, 2025, we had $111,397 in cash and cash equivalents. During the period from January 6, 2025 to year end June 30, 2025, we had a net loss of $997,763 and used cash in operating activities of approximately $159,964. As of September 30, 2025, we had $47,257 in cash and cash equivalents. During the quarter end September 30, 2025, we had a net gain of $96,322 and used cash in operating activities of approximately $214,140.

While we have historically been successful in raising capital to meet our working capital needs, our ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. The Company’s continuation as a going concern is dependent upon its ability to generate positive cash flows from operations and to secure additional sources of equity and/or debt financing.

Our independent auditors have included an explanatory paragraph in their audit report included hereto regarding the Company’s ability to continue as a going concern. This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. The inability to obtain sufficient financing on acceptable terms could have a material adverse effect on the Company’s financial condition, results of operations, and business prospects.

The Company is actively pursuing strategies to mitigate these risks, focusing on increasing revenue generation from its existing product offerings and expanding its customer base. However, there can be no assurance that these efforts will prove successful or that the Company will achieve its intended financial stability. The failure to successfully address these going concern risks may materially and adversely affect the Company’s business, financial condition, and results of operations. Investors should consider the substantial risks and uncertainties inherent in the Company’s business before investing in the Company’s securities.

Our business, results of operations, and financial condition may be adversely impacted by the resurgence of the global COVID-19 pandemic or other pandemics.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies and financial markets in which we operate as well as the overall demand for our products. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a materially adverse effect on our business.

While the immediate global impact of COVID-19 has diminished, the pandemic had resulted in structural changes in supply chains, labor markets and global economic conditions. Geopolitical conflicts, inflationary pressures and continued financial market volatility, worsened by the lingering effects of the pandemic, have attributed to business uncertainty and operational challenges.

We cannot predict the occurrence, duration, or scope of future COVID-19 resurgences or other pandemics, and we know from the COVID-19 pandemic that such events can have material impacts on supply networks, in-person labor availability and global financial markets volatility.

If another global health emergency occurs, it is likely to have the effect of heightening many of the other risks described in this “Risk Factors” section.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, we will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, we may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of our operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.

We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since our inception. We believe net operating losses will decrease or become net income in the near future as we ramp up sales of our products, although we do intend to concurrently invest further into research and development of our software platform. We are unsure whether we will be profitable in the near future while we continue to ramp up our product offerings, bolster our sales channels, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. For example, as we expand our product portfolio, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon our ability to successfully increase in sales volume at margin significant enough to cover operating expenses and fixed overhead, which may not occur.

We have only sold automotive parts, the market size of which is significant, but our ability to reach significant market share may be limited. Our long-term results depend upon our ability to successfully introduce and market new products, which may expose us to new and increased challenges and risks.

To date, we have only sold automotive parts, the market size of which is significant, but our ability to reach significant market share may be limited. Our growth strategy depends, in part, on our ability to successfully introduce and market additional products. We will need additional capital and this capital may not be available on terms favorable to us, if at all, which could adversely affect our business, prospects, financial condition, results of operations, and cash flows. If we are unable to successfully introduce, integrate, and market new products and services, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations and cash flows.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Company’s brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on our ability to provide high quality products and engage with our customers as intended, as well as depend on the success of our customer development and marketing efforts. The automobile accessory and parts industry is intensely competitive, and we may not be successful in building, maintaining and strengthening the Company's brand. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted.

In addition, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brand. In addition, from time to time, our products may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to competitors could adversely affect consumer perception about our products.

The US Central Bank has provided forward-looking guidance of high interest rates for the near future.

We may need to invest in additional development resources, media, and software if demand for our products is higher than anticipated or if we secure a supplier deals with a major original equipment manufacturer (OEM). With high interest rates, it will be less financially attractive to finance such purchases, which may lead to an otherwise higher burn rate.

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

While U.S. inflation rates have come down from their 2022 highs, the U.S. economy is still experiencing higher than target inflation rates, and high inflation levels persist in many countries worldwide. Historically, we have not experienced significant inflation risk in our business. However, our ability to raise our product prices depends on market conditions, and there may be periods during which we are unable to recover increases in our costs fully. In addition, the global economy suffers from slowing growth and elevated interest rates, and many economists are still unsure whether a global recession may begin in the near future. If the global economy slows, our business would likely be adversely affected.

Also, a recession may result in job loss and lower discretionary funds among potential customers, lowering demand for automotive aftermarket accessories. Part of our consumer base includes workers, particularly those in manufacturing and construction environments, who may have lower job security in the event of a recession and, thus, have lower demand for automotive parts.

Our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity or a natural disaster.

There are growing risks related to the security, confidentiality and integrity of personal and corporate information stored and transmitted electronically due to increasingly diverse and sophisticated threats to networks, systems and data security. Potential attacks span a spectrum from attacks by criminal hackers, hacktivists, and nation state or state-sponsored actors, to employee malfeasance and human or technological error. Cyberattacks against companies have increased in frequency and potential harm over time, and the methods used to gain unauthorized access constantly evolve, making it increasingly difficult to anticipate, prevent, and/or detect incidents successfully in every instance.

Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely (including our vendors, contractors and other third-party partners who process information on our behalf or have access to our systems), are vulnerable to damage from computer viruses, malware, ransomware, phishing attacks and other forms of social engineering, denial-of-service attacks, third party or employee theft or misuse and other negligent actions, natural disasters, terrorism, war, telecommunication and electrical failures, cyberattacks or cyber-intrusions over the internet, security incidents, disruptions, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyberattacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims (including class claims) and liability, substantial remediation costs, regulatory enforcement, liability under data protection laws, additional reporting requirements and damage to our reputation, and the further development of our product candidates could be delayed.

Our future growth may be limited.

Our ability to achieve our expansion objectives and to manage our growth effectively depends upon a variety of factors, including our ability to attract and retain skilled employees, to successfully position and market our products, to protect our existing intellectual property, to capitalize on the potential opportunities we are pursuing with third parties, and to acquire sufficient funding whether internally or externally. To accommodate growth and compete effectively, we will need working capital for marketing, develop additional procedures and controls and increase, train, motivate and manage our work force. There is no assurance that our personnel, systems, procedures and controls will be adequate to support our potential future operations. There is no assurance that we will generate higher revenues from our prospective sales partners nor be able to capitalize on additional third-party manufacturers.

We rely on suppliers for the production of all of our products, which may hinder our ability to grow.

We purchase all of our products from suppliers. We do not carry significant inventories of these finished goods which, if a supplier does not have inventory, could affect our ability to sell those products. Strategic inventories are typically managed by the supplier based on demand, but leaves us vulnerable to the supplier’s judgment. While we only sell products that are physically in the United States, our suppliers may be manufacturing or sourcing the products in other countries.

We rely on key personnel, especially Michael Hill, our Chief Executive Officer and Chairman of the Board.

Our success also will depend in large part on the continued service of our key operational and management personnel, including executive staff, research and development, marketing and sales staff. Most specifically, this includes Michael Hill, our Chief Executive Officer, who oversees the overall management and future growth. Any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

We depend on intellectual property rights that may be infringed upon, and we may infringe upon the intellectual property rights of others.

Our success depends to a significant degree upon our ability to develop, maintain and protect proprietary technologies. The Company doesn’t currently maintain any patents or patent pending applications. However, patents provide only limited protection of our intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. We cannot provide assurance that any future patent applications filed will be granted, that the scope of any patents we might obtain will be sufficiently broad to offer meaningful protection, or that we will develop additional proprietary technologies that are patentable. In fact, if any patents or patent applications filed with the United States Patent and Trademark Office could be successfully challenged, invalidated or circumvented. This could result in potential patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application we consider significant could have a material adverse effect on our business.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and future technology platforms in all countries worldwide would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have or have not obtained patent protection to develop their own technology and, further, may export otherwise infringing technologies to territories where we may obtain patent protection but where patent enforcement is not as strong as that in the United States. These technologies may compete with our technologies in jurisdictions where we do or do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights, generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights worldwide may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Our future potential patents might not protect our technology from competitors, in which case we may not have any exclusionary advantage over competitors in selling any products that we may develop.

Our commercial success will depend in part on our ability to obtain patents and protect our intellectual property rights for our technologies and any future technologies in the United States and other countries. If we do not adequately protect our technology and future technologies, competitors may be able to use or practice them and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and any future technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish our products from our competitors’ products. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in a loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe on our trademarks, and we may not have adequate resources to enforce our trademarks.

Much of our intellectual property is protected as trade secrets or confidential know-how.

We consider proprietary trade secrets to be important to our business. This type of information must be protected diligently by us to protect its disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets.

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained, and is using, trade secrets is expensive, time-consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

Failure to obtain or maintain trade secret protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of such trade secrets.

We may be subject to claims challenging the inventorship or ownership of our intellectual property.

We may also be subject to claims that former employees, suppliers, collaborators or other third parties have an ownership interest in our intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of suppliers, consultants or others who are involved in developing our technologies. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and employees.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●others may be able to develop technologies that are similar to our technology platforms but that are not covered by the claims of any patents, should they issue, that we own or license;

●we might not be the first to file patent applications covering certain aspects of our inventions;

●others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●it is possible that any future patent applications will not lead to issued patents;

●our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from infringement claims for certain research and development activities, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●we may not develop additional proprietary technologies that are patentable; and

●the patents of others may have an adverse effect on our business.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our products or components, which could make it more difficult for us to operate our business. The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

●litigation or other proceedings we may initiate against third parties to enforce our intellectual property rights; and

●litigation or other proceedings third parties may initiate against us to seek to enforce their patents and/or invalidate our patents.

If third parties initiate litigation claiming that our technologies infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against us because we would have to seek legal defense where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent the disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsourced manufacturers and other advisors. These agreements may not effectively prevent the disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, code defects and other development risks stemming from our use of outsourced suppliers cannot be eliminated. In particular, inadequate development staffing among outsourced suppliers could result in us being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market include Amazon, Ebay, RealTruck (formerly Truck Hero), Truck Accessories Group, Turn5 Group, Jackit, Carid, Rock Auto, Parts Geek, and Agri-Cover, Inc., among others. Many of our current competitors are significantly better funded and have longer operating histories than we do.

In addition, some of our competitors sell their products at prices lower than ours, and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. Alternatively, in the case of generic competition, competitors’ products may be of equal or better quality and sold at substantially lower prices than our products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if we fail to maintain our competitive position, this could have a material adverse effect on our business, cash flow, results of operations, financial position and prospects.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our automotive aftermarket products could also lead to product liability claims or lawsuits against us. We do not presently have product liability insurance that protects a company against third-party manufacturing defects, engineering defects and the costs related to refunds, shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance. We have no assurance that this insurance would be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial costs for us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations.

We may resell products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the high quality of our automotive aftermarket products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after our third-party products are shipped to customers, resulting in the return or exchange of our products, customers’ claims for compensatory damages or discontinuation of the use of our third-party products, which could negatively impact our operating results. We do not presently have product recall (or similar function) insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance.

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Geopolitical conditions, including but not limited to acts of war, terrorism, political and social instability, may negatively impact our business operations and financial performance. Our business activities could face interruptions due to such unpredictable geopolitical events. Notably, the recent escalation of military conflict by Russia in Ukraine in February 2022, the internal conflict within Sudan that erupted in April 2023 between the Rapid Support Forces and the Sudanese Armed Forces, and the conflict initiated by Hamas against Israel in October 2023, leading to a war in Gaza, have all contributed to a tense geopolitical climate. This tension has also encouraged Houthi attacks on commercial vessels in the Red Sea and hindered diplomatic efforts in the Middle East. Moreover, ongoing conflicts in regions such as Ethiopia and Myanmar further underscore the global nature of these geopolitical risks.

In reaction to the invasion of Ukraine by Russia, the United States along with several other nations have enforced substantial sanctions and export controls on Russia and Belarus, as well as on certain individuals and enterprises linked to their political, commercial, and financial sectors. There is a possibility that additional sanctions, trade restrictions, and retaliatory measures may be adopted should these conflicts persist or escalate. The full ramifications of these and other global conflicts are challenging to predict but may lead to increased geopolitical tension, regional instability, shifts in geopolitical alliances, cyber threats, or interruptions in energy exports. These outcomes could have a considerable negative effect on international trade, currency exchange rates, regional economies, and the global economic landscape.

Given these uncertainties, it is difficult to ascertain the full impact these geopolitical developments may have on our Company. However, it is anticipated that such conflicts and the resultant responses could elevate our operational costs, disrupt our supply chain, diminish our sales and profits, hinder our ability to secure additional funding on favorable terms, or adversely affect our overall business health and operational results.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation (“FDIC”), the loss of such assets would have a severe negative effect on our operations and liquidity.

We may maintain our cash assets at certain financial institutions in the U.S. in amounts that may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

The uncertainty of the effect of repealing existing regulations may adversely affect our business operations and financial condition.

On January 31, 2025, an executive order was signed requiring federal agencies to repeal at least 10 existing regulations for every new regulation enacted. This order introduces significant regulatory uncertainty that may affect us, as agencies may delay rulemaking, eliminate critical compliance guidelines or reduce enforcement mechanisms relating to standards and requirements regarding the manufacturing and sale of our products. The impact of this order could be substantial as regulatory agencies may face internal constraints when implementing new rules, leading to uncertain compliance expectations, potential gaps in oversight and inconsistent enforcement of industry standards.

In addition, extended approval timelines for any product certifications and safety compliance reviews may disrupt product launches, supply chain planning and market expansion strategies. The uncertainty surrounding which regulations will be repealed or retained may also affect strategic partnerships with automobile companies, corporate sustainability goals and investor confidence. We may need to allocate additional resources to regulatory monitoring, compliance adaptation and risk mitigation strategies, further increasing operational costs and potentially reducing profitability.

If agencies fail to provide clear guidance on the implementation of this executive order, our business may experience compliance ambiguity, leading to potential litigation risks, regulatory penalties or costly operational adjustments, which could adversely affect our business operations and financial condition.

Risks Related to this Offering and the Ownership of Our Securities

Purchasers in this Offering may suffer dilution.

Since no common stock is being issued at the closing of this Offering, there is no immediate dilution to existing shareholders as a result of this Offering. If and when any shares of common stock are issued pursuant to the CM Purchase Agreement, or when Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock is converted or any of the Warrants are exercised, the conversions and exercises, as applicable, may result in dilution to existing shareholders. The extent of any dilution will depend on the timing, terms and pricing of any conversions or exercises.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this Offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. In addition, holders of Preferred Shares may have preferences that impact the rights of Common Stockholders, including dividend or liquidation preferences. The price per share at which we sell additional shares of our common stock, Series A, Series B, Series C or Series D Preferred Shares or other securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this Offering.

We have a large number of authorized but unissued shares of our common stock and of our Preferred Shares which may dilute existing ownership positions when issued.

As of December 16, 2025, our authorized capital stock consists of 5,000,000,000 shares of common stock authorized, of which 2,002,897,698 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 15,000 shares of Series A Preferred Stock authorized and 0 issued and outstanding, 20,000 shares of Series B Preferred Stock authorized and 12,855 issued and outstanding, 2,500 shares of Series C Preferred Stock are authorized and 2,500 issued and outstanding and 10,000 shares of Series D Preferred Stock authorized which 810 are issued and outstanding.  In addition, as of December 16, 2025, there were 40,500,000 shares of Common Stock underlying outstanding options, warrants, restricted stock units and performance stock units. The authorized and unissued shares of Common Stock and preferred stock are available for issuance without further action by our stockholders subject to compliance with any applicable legal requirements.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the Securities

Our common stock has experienced, and is likely to experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

An investment in our Securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the Securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this Offering Circular, are subject to numerous uncertainties, contingencies, and risks. The Securities should be purchased only by persons who can afford the loss of their entire investment. The speculative nature of this investment is compounded by various factors, including, but not limited to, the absence of a minimum offering amount, the immediate use of proceeds without the safeguard of an escrow account, and the broad discretion of management in the use of net proceeds. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing Securities.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and, in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

As we disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and our Form 10-Q for the period ended September 30, 2025, our management has assessed and identified several material weaknesses in our internal controls over financial reporting (“ICFR”) and concluded that our IFCR was not effective as of June 30, 2025 and September 30, 2025. The material weaknesses included our failure to design written policies and procedures at a sufficient level of precision to support the operating effectiveness of the controls to prevent and detect potential errors. We also did not maintain adequate documentation to evidence the operating effectiveness of certain control activities. Lastly, we did not maintain appropriate access to certain systems and did not maintain appropriate segregation of duties related to processes associated within those systems.

Although we have taken several steps to remediate the material weaknesses in our IFCR and continue to do so, there can be no assurances given that our actions will be effective. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley-Act”). The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes- Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs, and evaluate the costs of our current service providers. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time- consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are permitted to comply with reduced disclosure obligations in our SEC filings compared to larger public companies. This includes, but is not limited to, simplified executive compensation disclosures, reduced financial statement requirements, and less stringent narrative disclosure obligations. While these scaled disclosure requirements may reduce the burden on us and provide some cost savings, investors should be aware that they may also receive less information about the Company than they would from a larger public reporting company. The designation as a smaller reporting company and the accompanying reduced disclosure requirements could make it more difficult for investors to fully assess the value and risks of an investment in our securities. Consequently, the designation as a smaller reporting company under the SEC rules increases the risk to investors, as it may limit the amount of publicly available information to assess the Company’s performance, prospects, and financial health. Potential investors should consider the implications of these reduced disclosure requirements when making an investment decision.

If research analysts do not publish research about our business, or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

Anti-takeover provisions under our Articles of Incorporation and Bylaws and Nevada law, could discourage, delay or prevent a change of control of our Company and may affect the trading price of our common stock.

As a corporation incorporated and domiciled in Nevada, our operations are subject to the corporate governance and takeover provisions of Nevada’s corporate law, which could deter takeover attempts that might benefit our stockholders. Nevada law includes provisions that could have the effect of delaying, deferring, or preventing a change in control of our Company, even if such a change in control would be beneficial to our stockholders. For example, Nevada law provides for the regulation of acquisitions of certain Nevada corporations, which could prohibit or delay acquisitions of our Company by other entities. Additionally, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and amended and restated bylaws (“Bylaws”) authorizes the Board to increase the size of the board and fill any board vacancies until the next annual stockholders meeting, and limited who may call a special meeting of stockholders, that could make more difficult the acquisition of our Company by means of a tender offer, a proxy contest, or other means. These provisions may prevent our stockholders from receiving a premium for their shares in the event of a takeover that our board of directors does not approve. While these provisions can provide stability and continuity in the management and policies of our Company, they may also discourage transactions that could offer our stockholders the opportunity to sell their shares at a price above the prevailing market rate. Investors should be aware that these provisions could limit their ability to benefit from potential acquisition premiums, mergers, or other transactions aimed at a change in control of our Company, which could affect the value of their investment.

Also, our Articles of Incorporation include provisions that allow for the issuance of “blank check” preferred stock, which grants our board of directors the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof without further vote or action by the stockholders. The rights of these preferred shares could include, among others, dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences. This ability to issue blank check preferred stock could affect the rights of holders of our common stock by diluting the current ownership interests of our common stockholders, potentially diluting their vote and possibly not providing them the opportunity to vote on certain corporate actions where preferred stockholders receive exclusive rights to vote. Moreover, the issuance of preferred stock could be used as a method to discourage, delay, or prevent a change in control of the Company, including transactions that may be considered beneficial by some stockholders. The potential issuance of preferred stock with preferential rights could decrease the amount of earnings and assets available for distribution to holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. In effect, the issuance of blank check preferred stock could increase the risk to common stockholders by allowing our board of directors to issue preferred stock that could reduce the value of our common stock, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. Potential investors should be aware that if blank check preferred stock is issued, it could have a negative impact on their investment, including dilution of their investment and loss of control over corporate decisions.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate declaring or paying any cash dividends in the foreseeable future. Instead, we plan to retain all available funds and any future earnings to support operations and finance the growth and development of our business. This reinvestment strategy means that investors should not expect to receive any return on their investment through dividend payments. Consequently, any return on investment will likely depend on the appreciation of the price of our common stock, which may never occur. Investors should be aware that the possibility of a lack of dividend income can significantly reduce the potential for income from their investment in our Company, and the only opportunity for achieving a return on their investment may be through the sale of their shares at a price greater than their purchase price, which may not be possible. This risk is compounded by the market’s volatile nature and the speculative nature of our business, which may not lead to sufficient profits or operational cash flows to enable dividend payments in the future. Potential investors should carefully consider the long-term nature of an investment in our company, given our intention not to pay dividends and the consequent requirement for investors to seek returns through other means, such as capital appreciation, which may not materialize.

Item 4. USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by CM and other selling security holders listed in this registration statement. We will receive no proceeds from the sale of shares of common stock by the selling security holders or CM in this offering. We may receive up to $15,000,000 aggregate gross proceeds under the CM Purchase Agreement from any sales we make to CM pursuant to the CM Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to CM pursuant to the CM Purchase Agreement will be up to $15,000,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to CM under that agreement and other estimated fees and expenses. See “Plan of Distribution” in this prospectus for more information.

We expect to use any proceeds that we receive under the CM Purchase Agreement for working capital and general corporate purposes. The Company is experiencing significant growth and requires capital to increase its marketing and development capabilities to continue the growth. Specifically, the Company is increasing advertising and expediting improvements to its platform. The Company will also use the proceeds for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the CM Financing Agreement and resale of existing issued shares. CM may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the CM Financing Agreement.

Item 7. SELLING SECURITY HOLDERS

This prospectus relates to the possible resale from time to time by C/M of any or all of the shares of common stock that may be issued by us to C/M under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “C/M Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with C/M on November 20, 2025 in order to permit the Selling Stockholder to offer the shares for resale from time-to-time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as disclosed elsewhere in this prospectus or the information incorporated by reference herein (which include C/M and its affiliates’ roles as investor or lender in previous transactions with the Company and Sugar Auto Parts Inc.) C/M has not had any material relationship with us within the past three years, except for an affiliate’s lending money to us (and to Sugar Auto Parts, Inc.). Those loans to Sugar Auto Parts, Inc were exchanged for ALDS preferred stock which resulted in the issuance of the Series B Convertible Preferred Stock, (the “Series B”) and Series D Convertible Preferred Stock, (the “Series D”) in the June 13, 2025 Merger.

On April 25, 2025, C/M and affiliated entities invested $675,000 in a convertible Note that was converted into Series D Convertible stock on June 13, 2025. As part of the convertible note financing C/M received 33,750,000 warrants with an exercise price of $0.02.

On April 25, 2025, Felices Enterprises, LLC invested $135,000 in a convertible Note that was converted into Series D Convertible stock on June 13, 2025. As part of the convertible note financing Felices Enterprises, LLC received 6,750,000 warrants with an exercise price of $0.02.

On August 1, 2025, the Company entered into a twelve-month promissory note in the amount of $187,000 with Labrys Fund II, L.P. The note carries a 12% interest rate per annum and converts at a 25% discount to market price. Market price shall mean 75% of the average of the closing prices of the Common Stock on the Principal Market during the five (5) trading day period immediately preceding the respective conversion date.

On November 10, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 19, 2025, the Company issued two convertible promissory notes to separate investors, Labrys Fund II, LP and Tri-Bridge Ventures, LLC, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 20, 2025, the Company issued a convertible promissory note to an investor in the principal amount of $150,000 that is due August 20, 2026.  The note accrues interest at a rate of 5% and is convertible into common stock at a price of $0.01 per share, subject to adjustment as more fully described in the agreements.

On November 25, 2025, the Company issued a convertible promissory note to an investor, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. The note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as Exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

C/M Purchase Agreement and Note

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAAP Purchase Period. , provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

This prospectus relates to:

•The resale of 1,742,897,698 shares of common stock by certain of the selling security holders;

•The issuance by us and resale of 40,500,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants;

•The issuance by us and resale up to 473,100,000 shares pursuant the Convertible Preferred Stock;

•The issuance by us and resale up to 387,775,000 shares pursuant the Convertible Debentures; and

•The possible resale by CM of shares of common stock that have been or may be issued to CM pursuant to the CM Purchase Agreement of up to 1,500,000,000 shares.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of certain registration rights agreements, which we entered into with the selling security holders, in which we agreed to provide certain registration rights with respect to sales by selling security holders of the shares of our common stock that have been or may be issued pursuant to their respective agreements.

Selling security holders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to CM under the CM Purchase Agreement. The selling security holders may sell some, all or none of its shares. We do not know how long the selling security holder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling security holder regarding the sale of any of the shares.

The CM stockholder identified in this prospectus may offer and sell up to 1,500,000,000 shares of our common stock, which consists of shares of common stock to be sold by CM pursuant to the CM Purchase Agreement. If issued presently, the shares of common stock registered for resale by CM would represent 30% of our issued and outstanding shares of common stock as of November 20, 2025.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The CM selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

CM will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the CM selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the CM selling stockholder may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 2,002,897,698 shares of our common stock outstanding as of December 16, 2025.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Before the Offering					After the Offering
Name of Selling Security holders	Number of Shares of Common Stock Beneficially Owned (1)	Shares Underlying Number of Warrants	Underlying Convertible Debentures, Convertible Preferred Stock and eloc	Percentage Beneficially Owned (2)	Number of Shares of Common Stock Being Offered (3)	Number of Shares of Common Stock Beneficially Owned	Percentage Beneficially Owned
Christopher Davenport (4)	567,000,000	-	-	28.35%	567,000,000	-	-
The Sadewasser Trust (Carleen Sadewasser) (5)	140,000,000	-	-	7.00%	140,000,000	-	-
Jared Davenport (6)	30,000,000	-	-	1.50%	30,000,000	-	-
Mammoth Crest Capital, LLC (7)	500,000,000	-	-	25.00%	500,000,000	-	-
EMC2 Capital LLC (8)	50,000,000	-	-	2.50%	50,000,000	-	-
MacRab LLC (9)	20,000,000	-	-	1.00%	20,000,000	-	-
SportsAlert Media LLC (10)	20,000,000	-	-	1.00%	20,000,000	-	-
Colby Hill (11)	60,000,000	-	-	3.00%	60,000,000	-	-
Colby Michael Hill – IRA (12)	20,000,000	-	-	1.00%	20,000,000	-	-
James Boening (13)	100,000,000	-	-	5.00%	100,000,000	-	-
Bryan Sweeley (14)	20,000,000	-	-	1.00%	20,000,000	-	-
Sergio and Cheryl Salzano Family Trust (15)	61,000,000	-	-	3.05%	61,000,000	-	-
Robert J Brown (16)	22,400,000	-	-	1.12%	22,400,000	-	-
North Industrial Machine LLC (17)	89,600,000	-	-	4.48%	89,600,000	-	-
Bruce Russell (18)	5,000,000	-	-	0.25%	5,000,000	-	-
Troy Doss amd Brandi Doss (19)	30,000,000	-	-	1.50%	30,000,000	-	-
Rodney Schoemann Jr (20)	5,000,000	-	-	0.25%	5,000,000	-	-
Brunson Chandler & Jones PLLC (21)	-	-	10,000,000	0.00%	5,000,000	-	-
Nabil Freeman (22)	-	-	5,000,000	0.00%	2,500,000	-	-
The CFO Squad LLC (23)	-	-	41,000,000	0.00%	20,500,000	-	-
Jean-Michel Chalayer (24)	-	-	5,000,000	0.00%	2,500,000	-	-
Stephen N Solarsh (25)	-	-	22,000,000	0.00%	11,000,000	-	-
Natasha Pilbrow (26)	-	-	5,000,000	0.00%	2,500,000	-	-
Labrys Fund II LP (27)	-	-	172,900,000	0.00%	54,837,158	-	-
Felices Enterprises LLC (28)	-	6,750,000	36,000,000	0.00%	42,750,000	-	-
WVP Emerging Manager Onshore Fund, LLC - C/M Capital Series (29)	-	23,625,000	126,000,000	0.00%	149,625,000	-	-
Tri-Bridge Ventures LLC (30)	-	-	42,000,000	0.00%	42,000,000	-	-
Bionance LLC (31)	-	-	42,000,000	0.00%	42,000,000	-	-
104 LLC (32)	-	-	42,000,000	0.00%	42,000,000	-	-
ClearThink Capital Partners (33)	-	-	42,000,000	0.00%	42,000,000	-	-
C/M Capital Master Fund LP pref d (34)	-	10,125,000	54,000,000	0.00%	64,125,000	-	-
C/M Capital Master Fund LP new note (35)	-	-	169,100,000	0.00%	169,100,000	-	-
C/M Capital Master Fund LP – eloc (36)	-	-	1,546,875,000	0.00%	1,546,875,000	-	-
Mackey Alligood (37)	2,028,388	-	-	0.10%	2,028,388	-	-
Stephen Kiront (38)	434,655	-	-	0.02%	434,655	-	-
Barry Kiront (39)	434,655	-	-	0.02%	434,655	-	-

Footnotes:

(1)Excludes the warrants held by the selling security holders as they have not been exercised and they are out of the money for the purpose of this section.

(2)Based on 2,002,897,698 shares of common stock issued and outstanding as of December 16, 2025.

(3)Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling security holders.

(4)Includes 567,000,000 shares of our common stock currently owned. The address of Mr. Davenport is 5114 Thataboy Court, Las Vegas, NV 89130.

(5)Includes 140,000,000 shares of our common stock currently owned. The address of Ms. Sadewasser is 1321 N. Garrison Road, Vancouver, WA 98664.

(6)Includes 30,000,000 shares of our common stock currently owned. The address of Mr. J. Davenport is 5114 Thataboy Court, Las Vegas, NV 89130.

(7)Includes 500,000,000 shares of our common stock currently owned by Mammoth Crest Capital LLC (“MCC”). Mr. Michael Hill, our CEO, and Barrett Evans, our CFO, are managers of MCC, have voting control and investment discretion over the securities reported herein that are held by MCC. Mr. Hill and Mr. Evans may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by MCC. The address of MCC is 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.

(8)Includes 50,000,000 shares of our common stock currently owned by EMC2 Capital LLC (“EMC”). Mr. Barrett Evans, our CFO, is the managers of EMC, have voting control and investment discretion over the securities reported herein that are held by EMC. Mr. Evans may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by EMC. The address of EMC is 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.

(9)Includes 20,000,000 shares of our common stock currently owned. Mr. Mackey Alligood is the manager of MacRab, has voting control and investment discretion over the securities reported herein that are held by MacRab. Mr. Alligood may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by MacRab. The business address of MacRab is 4598 Cornwall Drive, Merritt Island, FL 32953.

(10)Includes 20,000,000 shares of our common stock currently owned by SportsAlert Media, LLC (“SAM”). Mr. Michael Hill, our CEO, is the manager of SAM, has voting control and investment discretion over the securities reported herein that are held by SAM. Mr. Hill may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by SAM. The business address of SAM is 6073 Paseo Palmilla, Goleta, CA 93117.

(11)Includes 60,000,000 shares of our common stock currently owned. The address of Mr. Colby Hill is 3478 Lakeside Dr NE, Unit 1802, Atlanta, GA 30326

(12)Includes 20,000,000 shares of our common stock currently owned. The address of Mr. Colby Hill is 3478 Lakeside Dr NE, Unit 1802, Atlanta, GA 30326

(13)Includes 100,000,000 shares of our common stock currently owned. The address of Mr. Boening is 4092 Dream Catcher Drive, Woodstock, GA 30189.

(14)Includes 20,000,000 shares of our common stock currently owned. The address of Mr. Sweeley is 50 Chester Circle, Los Altos, CA 94022.

(15)Includes 61,000,000 shares of our common stock currently owned. The address of the Salzano Family Trust is 1935 Buckhorn Butte CT, Las Vegas, NV 89149.

(16)Includes 22,400,000 shares of our common stock currently owned. The address of the Mr. Brown is 334 Kings Place Drive, Hartsville, SC 29551.

(17)Includes 89,600,000 shares of our common stock currently owned by North Industrial Machine LLC (“NIM”). Mr. Danny Johnson Jr. is the manager of NIM, has voting control and investment discretion over the securities reported herein that are held by NIM. Mr. Johnson may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by NIM. The business address of NIM is PO Box 1734, Hartsville, SC 29551.

(18)Includes 5,000,000 shares of our common stock currently owned by Premier Metal Finishing LLC (“PMF”). Mr. Bruce Russell is the manager of PMF, has voting control and investment discretion over the securities reported herein that are held by PMF. Mr. Russell may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by PMF. The business address of PMF is 12829 NE Airport Way, Portland, OR 97230.

(19)Includes 30,000,000 shares of our common stock currently owned. The address of the Mr. & Mrs. Doss is 4317 E Timberwood Drive, Traverse City, MI 49686.

(20)Includes 30,000,000 shares of our common stock currently owned. The address of the Mr. Rodney Schoemann Jr. is 8812 Windlake Drive, Denham Springs, LA 70726.

(21)Includes 10,000,000 shares of our common stock issuable upon conversion of preferred stock.  The preferred stock held by Brunson Chandler and Jones PLLC (“BCJ”) are subject to a beneficial ownership limitation of 4.99%, which does not permit BCJ to convert a portion of the preferred stock that would result in BCJ and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Chance Chandler (“Mr. Chandler”), who is partner of BCJ, has voting control and investment discretion over the securities reported herein that are held by BCJ. As a result, Mr. Chandler may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by BCJ. The business address for BCJ is 175 S Main Suite 1410, Salt Lake City, UT 84111.

(22)Includes 5,000,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Nabil Freeman is 85 Longley Road, Harrow, HA14TQ, GB.

(23)Includes 41,000,000 shares of our common stock issuable upon conversion of preferred stock.  The preferred stock held by The CFO Squad LLC (“TCS”) are subject to a beneficial ownership limitation of 4.99%, which does not permit TCS to convert a portion of the preferred stock that would result in TCS and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Joseph Himy (“Mr. Himy”), who is Managing Director of TCS, has voting control and investment discretion over the securities reported herein that are held by TCS. As a result, Mr. Himy may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by TCS. The business address for TCS is 43 Mariner Way, Monsey, NY 10952.

(24)Includes 5,000,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Jean-Michel Chalayer is Flat 77, Regent Court, London, NW88UW, GB.

(25)Includes 22,000,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Stephen N Solarsh is 7348 Monteverde Way, Naples, FL 34119.

(26)Includes 5,000,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mrs. Natasha Pilbrow is 85 Ravenscourt Road, London, W6OUJ, GB.

(27)Includes 172,900,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Labrys Fund II LP (“Labrys”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Labrys to exercise that portion of the convertible debentures that would result in Labrys and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. TJ Silverman (“Mr. Silverman”), who is the manager of Labrys, has voting control and investment discretion over the securities reported herein that are held by Labrys. As a result, Mr. Silverman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Labrys. The business address for Labrys is 145 Tremont Street, Suite 201-1408, Boston, MA 02111.

(28)Includes 6,750,000 and 36,000,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by Felices Enterprises LLC (“Felices”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Felices to exercise that portion of the convertible debenture and the warrants that would result in Felices and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Felices (“Mr. Felices”), who is the manager of Felices, has voting control and investment discretion over the securities reported herein that are held by Felices. As a result, Mr. Felices may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Felices. The business address of Felices is 264 Early Pkwy, Smyrna, GA 30082.

(29)Includes 23,625,000 and 126,000,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (“WVP”) are subject to a beneficial ownership limitation of 4.99%, which does not permit WVP to exercise that portion of the convertible debenture and the warrants that would result in WVP and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP.

Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(30)Includes 42,000,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Tri-Bridge Ventures LLC (“TBV”) are subject to a beneficial ownership limitation of 4.99%, which does not permit TBV to exercise that portion of the convertible debentures that would result in TBV and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. John Forsythe III (“Mr. Forsythe”), who is the manager of TBV, has voting control and investment discretion over the securities reported herein that are held by TBV. As a result, Mr. Forsythe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by TBV. The business address for TBV is 3001 Allaire Road, Wall, NJ 07719.

(31)Includes 42,000,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Bionance LLC (“BIO”) are subject to a beneficial ownership limitation of 4.99%, which does not permit BIO to exercise that portion of the convertible debentures that would result in BIO and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Donald Dickerson (“Mr. Dickerson”), who is the manager of BIO, has voting control and investment discretion over the securities reported herein that are held by BIO. As a result, Mr. Dickerson may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by BIO. The business address for BIO is 211 E Osborn Road, Phoenix, AZ 85012.

(32)Includes 42,000,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by 104 LLC (“104”) are subject to a beneficial ownership limitation of 4.99%, which does not permit 104 to exercise that portion of the convertible debentures that would result in 104 and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Edward Deese (“Mr. Deese”), who is the manager of 104, has voting control and investment discretion over the securities reported herein that are held by 104. As a result, Mr. Deese may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by 104. The business address for 104 is 211 E Osborn Road, Phoenix, AZ 85012.

(33)Includes 42,000,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by ClearThink Capital Parenters (“CTC”) are subject to a beneficial ownership limitation of 4.99%, which does not permit CTC to exercise that portion of the convertible debentures that would result in CTC and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Edward Deese (“Mr. Deese”), who is the manager of CTC, has voting control and investment discretion over the securities reported herein that are held by CTC. As a result, Mr. Deese may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by CTC. The business address for CTC is 210 West 77th Street, Ste 7W, New York, NY 10024.

(34)Includes 10,125,000 and 54,000,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by C/M Capital Master Fund LP (“CCMF”) are subject to a beneficial ownership limitation of 4.99%, which does not permit WVP to exercise that portion of the convertible debenture and the warrants that would result in WVP and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(35)Includes 169,100,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by C/M Capital Master Fund LP (“CCMF”) are subject to a beneficial ownership limitation of 4.99%, which does not permit CCMF to exercise that portion of the convertible debentures that would result in CCMF and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(36)C/M Capital Master Fund LP includes the possible issuance of up to 46,875,000 and 1,500,000,000 shares of our common stock pursuant to a convertible note issued for a commitment fee for the purchase agreement and shares of common stock issuable pursuant to the purchase agreement. Subject to a beneficial ownership limitation of 4.99%, which does not permit, without the prior written consent of C/M and Company, C/M to purchase shares pursuant to the purchase agreement that would result in C/M and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation and further subject to the beneficial ownership limitation of 9.99%, which does not permit, in any event, C/M to purchase shares pursuant to the purchase agreement that would result in Arena and its affiliates owning, after exercise, a number of shares of common stock in excess of the or a number of shares of common stock in excess of the affiliate ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(37)Includes 2,028,388 shares of our common stock currently owned. The address of the Mr. Mackey Alligood is 5450 Broad Acres St, Merritt Island, FL 32953.

(38)Includes 434,655 shares of our common stock currently owned. The address of the Mr. Stephen Kiront is 9 Seward Drive, Dix Hills, NY 11746.

(39)Includes 435,655 shares of our common stock currently owned. The address of the Mr. Barry Kiront is 635 Lakewoode Circle West, Delray Beach, FL 33445.

THE CM PURCHASE AGREEMENT

Overview

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,0000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAAP Purchase Period. , provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●privately negotiated transactions;

●broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

C/M is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of shares sold by it.

C/M has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. C/M has informed us that each such broker-dealer will receive commissions or markdowns from C/M that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time-to-time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the CM Purchase Agreement, we have issued to C/M 7,500,000 shares of common stock (subject to certain adjustments) as Commitment Shares in accordance with the Purchase Agreement. In connection with the CM Purchase Agreement, we have agreed to reimburse C/M up to $25,000 for the reasonable, out-of-pocket expenses incurred by C/M, including the legal fees and disbursements of C/M’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify C/M and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. C/M has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by C/M specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We estimate that the total expenses for the offering will be approximately $19,900.

C/M has represented to us that at no time prior to the date of the Purchase Agreement has C/M or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. C/M has agreed that during the term of the Purchase Agreement, neither C/M, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised C/M that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes C/M, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by C/M.

Our common stock is currently listed on OTC Markets – OTCID Basic Market under the symbol “ALDS”.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with CM. Neither the Financing Agreement with CM nor any rights of the parties under the Financing Agreement with CM may be assigned or delegated to any other person.

Item 9. DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue a total of 5,010,000,000 shares of Capital Stock, 5,000,000,000 shares of Common Stock and 15,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 2,500 shares of Series C Preferred Stock, and 10,000 shares of Series D Preferred Stock.

Common Stock

The Company is authorized to issue up to 5,000,000,000 shares of Common Stock and has 2,002,897,698 shares of Common Stock outstanding as of December 16, 2025.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

The Company has four (4) classes of preferred Stock: Series A has 15,000 shares authorized, and 0 issued and outstanding; Series B has 20,000 shares authorized, and 12,855 issued and outstanding; Series C has 2,500 authorized, issued and outstanding; and Series D has 10,000 shares authorized and 810 issued and outstanding as of December 16, 2025.

Series A Convertible Preferred Stock

The Series A, par value $0.001 has 15,000 shares authorized, and 0 are issued and outstanding at December 16, 2025. The holders of the Series A are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The Series A Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series A Stock shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by one hundred thousand (100,000). There were 15,000 Series A shares that were converted into 1,500,000,000 common shares.

Series B Convertible Preferred Stock

The Series B, par value $0.001, has 20,000 shares authorized, and 12,855 are issued and outstanding at December 16, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The Series B Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series B Stock shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Convertible Preferred Stock

The Series C, par value $0.001, has 2,500 shares authorized, issued and outstanding at December 16, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The holders of Series C shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion of the Series C Stock shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. The Series C is subject to automatically convert into common stock in the event of a Qualified Financing as defined above.

Series D Convertible Preferred Stock

The Series D, par value $0.001, has 10,000 shares authorized, and 810 issued and outstanding at December 16, 2025. The Series D shares have a stated value of $1,000 per share. The Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value with respect to the outstanding portion of all Warrants held by such Holder as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.  The Holders of the Series D will be limited as to their number of votes not to exceed 4.99% of the shares of Common Stock outstanding at the time of any vote. The number of Conversion Shares issuable upon conversion of any Preferred Share shall be determined by dividing (x) the conversion amount of such Preferred Share by (y) the Conversion Price. The initial Conversion Price was set at $10.00, but has been adjusted to $0.02, subject to adjustment as provided in the Certificate of Designation.

The Series D Preferred Stock include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof if and whenever the Company grants, issues or sells any shares of Common Stock for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price" ( the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are 40,500,000 warrants outstanding exercisable at $0.02 and expire April 24, 2028.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Brunson Chandler & Jones, PLLC, Walker Center, 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2025 are incorporated by reference in this Prospectus have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, given on the authority of said firms as experts in auditing and accounting.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Products

As of the period from inception through today’s date, we have generated limited revenue and incurred expenses and operating losses, as part of our developmental stage activities in building our ecommerce platform and Sugar Auto Parts marketplace. Our auto parts ecommerce platform is our primary ecommerce website, offering a comprehensive catalog of suspension lift kits and related accessories for Jeep, truck, and SUV owners. The platform allows customers to browse, compare, and purchase products online, with a focus on providing quality aftermarket parts and a user-friendly shopping experience. Our sources of revenue are expected to come from product purchases and, in the future, may include advertising and sponsorships.

Competition

We directly compete for buyers to use our web sites over current ecommerce sites as well as sellers that utilize major marketplaces such as Amazon and eBay.  However, we believe our specialty ecommerce website offers substantial value-added content including installation guides, install videos, high impact photos, order customization and live chat with a technical expert.

Additionally, we believe that our automotive parts marketplace Sugar Auto Parts, with no known large challengers presently in the space outside of “all things to all people” online marketplaces like Amazon and eBay, has the opportunity to quickly be branded when launched as the auto part’s industry premier marketplace just as sites like Etsy, Wayfair, Uber and Chewy have been able to successfully do in their industries.

Marketing Strategy

Our marketing strategy is carefully built and tailored for our ecommerce platform. We focus on digital advertising, search engine optimization, and targeted promotions aimed at automotive enthusiasts and professional installers. Our goal is to differentiate ourselves through product specialization, competitive pricing, and customer service, although limited financial resources have constrained marketing efforts and impacted growth.

Employees

The Company operates with a streamlined team structure. Michael Hill was appointed Director and CEO of SAP on March 12, 2025, and following the acquisition of SAP by Applife on June 13, 2025, Mr. Hill was appointed CEO and Chairman of the Board of Directors for Applife. Barrett Evans serves as CFO and Director of the Company. The Company does not currently have a large full-time staff. Instead, the company relies on its executive leadership and a network of independent contractors and professional service providers in the United States to support its operations, business management, accounting, and legal needs. All executive and management functions are based in the U.S., with no employees or contractors located internationally. The Company generates all its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to develop operations outside the United States.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Other Information

None.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Market’s OTCID Basic Market (“OTCID”) under the symbol “ALDS”. The following table sets forth for the periods indicated the high and low traded price per share of our common stock as reported on the OTCID. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

OTC Markets Group Inc. OTCID Basic Market (1)

	Fiscal Year 2025
	High	Low
First Quarter	0.00227	0.0072
Second Quarter (thru December 16)	0.0095	0.0072

	Fiscal Year 2024
	High	Low
First Quarter	0.0146	0.0077
Second Quarter	0.0334	0.0008
Third Quarter	0.0271	0.0102
Fourth Quarter	0.0329	0.016

	Fiscal Year 2023
	High	Low
First Quarter	0.039	0.013
Second Quarter	0.036	0.0122
Third Quarter	0.022	0.008
Fourth Quarter	0.0205	0.007

(1) OTC Market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders of Record

As of December 16, 2025, we had 267 beneficial holders of record of our common stock. The actual number of stockholders is greater than this number of beneficial record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”) is a Nevada corporation formed on January 6, 2025, by Mammoth Crest Capital, LLC, a Wyoming corporation that is 50% owned by Michael Hill and Barrett Evans, whom are related parties. The Company is headquartered at 701 Anacapa St., Suite C, Santa Barbara, CA 93101. SAP operates primarily as an aftermarket automotive parts e-commerce business, specializing in online sales of suspension lift systems and related accessories through its flagship ecommerce platform. The Company serves customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

Reverse Merger with Sugar Auto Parts, Inc.

On June 13, 2025, SAP became a wholly-owned subsidiary of Applife.

Plan of Operation

Applife operates with a streamlined executive team led by Michael Hill and Barrett Evans, with all management and business operations based in the United States. We rely on its executive leadership and a network of independent contractors and professional service providers for business management, accounting, legal, and investor relations functions. All executive and management functions are located in Nevada and California, and there are no employees or contractors located internationally. We generate all of our revenue from our ecommerce platform serving U.S. customers. We have no current plans to develop operations outside the United States.

Our business model is focused on expanding our ecommerce operations, strengthening our product offerings, and pursuing strategic acquisitions that align with our vision for growth. We will continue to explore new opportunities to invest in projects and partnerships that can enhance our market position and revenue streams. Capital raised will be allocated to marketing, acquisitions, and revenue generation initiatives.

We are committed to building value through operational efficiency, targeted marketing, and strategic partnerships. We seek acquisition targets that fit our vision and areas of interest, are currently generating revenue with room for growth, and have strong management teams that will remain in place post-acquisition.

Results of Operations for Three Months Ended September 30, 2025

September 30, 2025
Revenue	$464,172
Cost of goods sold	(359,148)
Operating expenses	467,966
Interest expense	(46,418)
Change fair value of warrant liability	517,381
Loss on disposal of fixed asset	(1,000)
Other expense	(10,699)
Net income	$96,322

Revenue

For the three months ended September 30, 2025, we had revenues of $464,172. This growth was primarily driven by the successful completion of key technical enhancements to our ecommerce platform during the quarter. These improvements helped us to significantly broaden our product inventory selection, making a wider array of high-demand items available to customers. At the same time, we accelerated our media and marketing initiatives, leveraging expanded reach and more targeted campaigns to drive higher traffic and conversion rates. Together, these strategic advancements directly contributed to the uplift in sales volume and overall revenue performance. Costs of sales were $359,148 which were approximately 77.4% of revenue. Gross margin was $105,025.

Operating Expenses

For the three months ended September 30, 2025, we had operating expenses of $467,966. This expense was primarily attributable to payments to contractors, and other operating expenses, including marketing and advertising.

Interest Expense

For the three months ended September 30, 2025, total interest expense was $46,418, which primarily consists of the amortization of discount on Series B Preferred Stock of $36,512 and amortization of debt and accrual of interest on the note payable and interest on credit card balances.

Change in Fair Value of Warrant Liability

For the three months ended September 30, 2025, the Company recognized a change in fair value of warrant liability of $517,381, which was due to the remeasurement of the warrants using Black Scholes.

Net loss

We reported a net income of $96,322 for the three months ended September 30, 2025.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company has revenue generating operations and has an accumulated deficit of $3,525,459. In addition, there is a working capital deficiency of approximately $2,423,959 and a stockholder’s deficiency of $715,456 as of September 30, 2025. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company anticipates additional equity and debt financing to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

Liquidity and Capital Resources

Our cash balance was $47,257 on September 30, 2025. We recorded a net income of $96,322 for the period from three months ended September 30, 2025. We expect our expenses will continue to increase during the foreseeable future as a result of increased operations and the development of our business operations. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and consolidated financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned marketing efforts and development of our apps, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

•Curtail the development of our business,

•Seek strategic partnerships that may force us to relinquish significant rights to our business, or

•Explore potential mergers or sales of significant assets of our Company.

Working Capital Deficit

September 30, 2025
Current assets	$66,599
Current liabilities	2,490,559
Working capital (deficit)	$(2,423,960)

We anticipate generating losses and, therefore, may be unable to continue operations in the future. We expect to require additional capital, and we will have to issue debt or equity or enter into a strategic arrangement with a third party. The current liabilities of $2,490,960 include $1,663,322 of assumed liabilities, $285,208 of warrant liabilities.

Cash Flows

September 30, 2025
Net Cash Used in Operating Activities	$(214,140)
Net Cash Used in Investing Activities	-
Net Cash Provided by Financing Activities	150,000
Net Decrease in Cash	$64,140

Operating Activities

During the period ending September 30, 2025, cash used in the Company’s operating activities amounted to $214,140, which mainly composed of the Company’s net income amounting to $96,322. This amount was adjusted by noncash items of interest expense of $53,076 and a decrease from change in fair value of warrant liability of $517,381. Changes in assets and liabilities include an increase in accounts payable and accrued expenses of $170,745.

Investing Activities

During the period ending September 30, 2025, the Company used $0 in cash for investing activities.

Financing Activities

During the period from ending September 30, 2025, the Company received $150,000 in proceeds from the issuance of promissory notes.

Results of Operations

For the Period from January 6, 2025 to June 30, 2025
Revenue	$315,130
Cost of goods sold	(270,891)
Operating expenses	246,137
Other expenses	(795,865)
Net Loss	(997,763)

Revenue

For the period beginning with inception and ended June 30, 2025, we had revenues of $315,130. The Company has been in the process of marketing and developing its apps, hiring developers and coders, incurring professional fees for registering its common stock and identifying other apps and partnerships to generate revenues as the Company expands its operations. Costs of sales were $270,891 which were approximately 86% of revenue. Gross margin was $44,239.

Operating Loss

For the period beginning with inception and ended June 30, 2025, we had operating expenses of $246,137. This loss was primarily attributable to cost of goods sold, payments to contractors, and other operating expenses, including marketing and advertising.

Other Income/Expense

For the period beginning with inception and ended June 30, 2025, total other expenses were $795,865. This consisted of interest expense of $803,589, offset in part by a gain on extinguishment of debt of $7,724.

Net loss

We reported a net loss of $ 997,763 for the year ended June 30, 2025.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company has revenue generating operations and has an accumulated deficit of $3,621,781. In addition, there is a working capital deficiency of approximately $2,556,084 and a stockholder’s deficiency of $811,778 as of June 30, 2025. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company anticipates additional equity and debt financing to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

Liquidity and Capital Resources

Our cash balance was $111,397 on June 30, 2025.  We recorded a net loss of $997,763 for the period from January 6, 2025 to June 30, 2025 .. We expect our expenses will continue to increase during the foreseeable future as a result of increased operations and the development of our business operations.  Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan.  If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and consolidated financial condition.  There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity.  Due to our operating losses, our operations have not been a source of liquidity.  We will need to obtain additional capital in order to expand operations and become profitable.  In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders.  There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned marketing efforts and development of our apps, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

•Curtail the development of our business,

•Seek strategic partnerships that may force us to relinquish significant rights to our business, or

•Explore potential mergers or sales of significant assets of our Company.

Working Capital Deficit

June 30, 2025
Current assets	$134,733
Current liabilities	2,690,817
Working capital (deficit)	$(2,556,084)

We anticipate generating losses and, therefore, may be unable to continue operations in the future. We expect to require additional capital, and we will have to issue debt or equity or enter into a strategic arrangement with a third party. The current liabilities of $2,690,817 include $802,589 of warrant liabilities which relate to the convertible notes payable.

Cash Flows

For the Period from January 6, 2025 to June 30, 2025
Net Cash Used in Operating Activities	$(159,964)
Net Cash Used in Investing Activities	(185,000)
Net Cash Provided by Financing Activities	456,361
Net Decrease in Cash	$111,397

Operating Activities

During the period from January 6, 2025 to June 30, 2025, cash used in the Company’s operating activities amounted to $159,964, mainly composed of the Company’s net loss amounting to $997,763. This amount was adjusted by noncash items of interest expense of $803,589 and a decrease from gain on extinguishment of debt of $7,724. Changes in assets and liabilities include an increase in accounts payable and accrued expenses of $41,934.

Investing Activities

During the period from January 6, 2025 to June 30, 2025, the Company used $185,000 in cash for investing activities, which included $35,000 paid for the purchase of AP4L and $150,000 paid as purchase consideration for the Applife reverse merger in June 2025.

Financing Activities

During the period from January 6, 2025 to June 30, 2025, the Company received $600,000 in proceeds from the issuance of promissory notes, offset by payments of $143,639 on other liabilities, resulting in net cash provided by financing activities of $456,361.

On August 1, 2025, the Company entered into a twelve-month promissory note in the amount of $187,000 with Labrys Fund II, L.P. The note carries a 12% interest rate per annum and converts at a 25% discount to market price. Market price shall mean 75% of the average of the closing prices of the Common Stock on the Principal Market during the five (5) trading day period immediately preceding the respective conversion date.

On November 10, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 19, 2025, the Company issued two convertible promissory notes to separate investors, Labrys Fund II, LP and Tri-Bridge Ventures, LLC,  each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 20, 2025, the Company issued a convertible promissory note to an investor in the principal amount of $150,000 that is due August 20, 2026.  The note accrues interest at a rate of 5% and is convertible into common stock at a price of $0.01 per share, subject to adjustment as more fully described in the agreements.

On November 25, 2025, the Company issued a convertible promissory note to an investor, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. The note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as Exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

C/M Purchase Agreement and Note

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,0000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAAP Purchase Period. , provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o Sugar Auto Parts, Inc. 701 Anacapa Street, Suite C, Santa Barbara, California 93101.

Name and Address	Age	Position
Michael Hill	49	CEO, Director
Barrett Evans	53	CFO, Director
Matt Reid	55	Director

Michael Hill

Mr. Hill is our Chairman and Chief Executive Officer and also serves as the Chief Executive Officer of Sugar Auto Parts, Inc. since March 2025. Mr. Hill is a seasoned executive and corporate advisor with over 20 years in both the private and public sectors. In January 2024, He founded and currently serves as the Chief Executive Officer of CallsDirect, a digital media company. In 2019, Mr. Hill co-founded SLL Media, a digital media company and serves as the Chief Executive Officer. During 2015 to 2019 he served as a Director and the Chief Executive Officer of Total Sports Media, an online sports and entertainment media company. From 2000 to 2015 Mr. Hill owned and operated several sales and marketing companies. Prior to this, Mr. Hill served in the United States Navy, receiving the honor of Enlisted Surface Warfare Specialist.

Barrett Evans

Mr. Evans is our Chief Financial Officer and the managing director of EMC2 Capital, LLC, a family office founded in 2020. He has also served as the President of Montecito Capital since 2006. Mr. Evans is a Director and CEO of Phytanix Bio, and a director of Dryworld Brands since 2020. Before founding Montecito Capital, Mr. Evans was the managing director of eFund Capital. Mr. Evans has served as a member of numerous public and private companies as a consultant, founder, executive, and director, and he is considered an audit committee financial expert. Mr. Evans brings years of experience and knowledge of public markets to the Company. Mr. Evans has a bachelor's degree in political science from the University of California, Santa Barbara. Mr. Evans is qualified to serve on the Board due to his prior board experience for several public companies.

Matthew Reid

Matthew Reid is an experienced founder who has worked in the venture capital and private equity industry for the past 15 years where he has focused on sales, management, marketing and business development. He has owned and operated several successful businesses ranging from a commercial real estate mortgage company to a media investment group. During the last five years Mr. Reid has been working for himself developing apps and projects that eventually lead to the creation of the Company and has not worked at any other companies. Mr. Reid holds a Bachelor of Arts degree from New York University.

Board Composition

Our By-Laws provide that the Board of Directors which shall constitute the whole board shall not be less than one (1) nor more than seven (7) or such other maximum number of directors as permitted by the Nevada General Corporation Law.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has decided not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have an independent financial expert serving on the Board of Directors based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is RBSM, LLP

Code of Ethics

The Company does not have a written code of ethics that applies to the Company’s officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our board of directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, an independent director is one who is not an executive officer or an employee of the company and who does not have a relationship that, in the opinion of the board of directors, would interfere with exercising independent judgment in carrying out a director’s responsibilities. Our board of directors has determined that three of our directors qualify as independent directors.

Involvement in Legal Proceedings

None of our officers or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Compliance with Section 16(a) Of the Exchange Act

Upon the effectiveness of this registration statement of which this prospectus is a part, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended. Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

Michael Hill entered into an employment agreement on June 13, 2025. Mr. Hill was appointed as the Chief Executive Officer for an initial term of three (3) years and will be compensated $300,000 per year. Mr. Hill shall be eligible for a bonus of up to $175,000 based upon certain milestones being achieved.

Barrett Evans entered into an employment agreement on June 13, 2025. Mr. Evans was appointed as the Chief Financial Officer for an initial term of three (3) years and will be compensated $180,000 per year. Mr. Evans shall be eligible for a bonus of up to $175,000 based upon certain milestones being achieved.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Other than the above stated employment agreements, there are no formal employment contracts, or other contracts with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 14, 2025, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,002,897,698 shares of our common stock issued and outstanding as of December 16, 2025.

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	Percent of Class Owned (2)
Directors and Officers
Michael Hill	520,000,000	25.96%
Barrett Evans	550,000,000	27.46%
Matthew Reid	-	0.0%
All Directors and Officers as a Group	550,000,000	28.46%
5% shareholders
Michael Hill	520,000,000	25.96%
Barrett Evans	550,000,000	27.46%
Chris Davenport	567,000,000	28.31%
The Sadewasser Trust (Carleen Sadewasser)	140,000,000	6.99%
5% shareholders as a group	1,277,000,000	63.76%
Total Directors and Officers and 5% Shareholders	1,277,000,000	63.76%

RELATED PARTY TRANSACTIONS

N/A

Item 11A. MATERIAL CHANGES

There have been no material changes in the registrant’s affairs since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q of Form 8-K filed under the Exchange Act.

Item 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

N/A

Item 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

FINANCIAL STATEMENTS

Applife Digital Solutions, Inc.

Report of Independent Registered Public Accounting Firm

The Stockholders and the Board of Directors of APPLife Digital Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of APPLife Digital Solutions, Inc. and subsidiaries (the Company) as of June 30, 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for period from inception (January 6, 2025) through June 30, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period from Inception through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ RBSM LLP
We have served as the Company’s auditor since 2019.
PCAOB ID 587
Houston, Texas
October 14, 2025

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEET

June 30, 2025
ASSETS
Current assets
Cash	$111,397
Inventory	5,135
Right of use asset	18,201
Total current assets	134,733

Goodwill	2,696,018
Furniture and equipment	1,000
Domain list	1,000

Total Assets	2,832,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$40,513
Lease liability	18,201
Due to Applife Holdings	150,000
Derivative liability – common stock warrants	802,589
Other current liabilities	1,679,514
Total current liabilities	2,690,817

Convertible preferred stock liability – Series B preferred stock, Par value $0.001 per share, 20,000 shares authorized and 12,850 shares issued and outstanding. Stated value of $1,285,000	953,712
Total liabilities	3,644,529

Commitments and contingencies

Stockholders’ deficit
Series C preferred stock, Par value $0.001 per share, 2,500 shares issued and outstanding	3
Series D preferred stock, Par value $0.001 per share, 810 shares issued and outstanding, liquidation preference of $810,000	1
Common Stock, Par value $0.001 per share, 5 billion shares Authorized and 2,000,000,000 shares issued and outstanding	2,000,000
Additional Paid in Capital	809,999
Accumulated (deficit)	(3,621,781)
Total stockholders’ deficit	(811,778)
Total liabilities and stockholders’ deficit	$2,832,751

The accompanying notes are an integral part of these audited consolidated financial statements

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from January 6, 2025 to June 30, 2025
Revenue	$315,130
Cost of goods sold	(270,891)
Gross profit	44,239

Operating expenses	246,137
Total operating expenses	246,137

Loss from operations	(201,898)

Other income (expenses)
Interest expense	(803,589)
Gain on extinguishment of debt	7,724

Net loss before provision for income taxes	(997,763)

Provision for income taxes	-

Net loss	(997,763)

Basic and diluted loss per share	437,954,545
Average number of common shares outstanding - basic and diluted	$(0.00)

The accompanying notes are an integral part of these audited consolidated financial statements

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Series C Preferred Shares		Series D Preferred Shares		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Total
Balance, January 6, 2025 (Inception)	500,000,000	500,000	-	-			-	(500,000)	-
Shares issued related to acquisition of AP4L	1,240,000,000	1,240,000	2,500	3	-	-	-	(1,240,003)	-
Reverse re-capitalization	260,000,000	260,000	-	-	-	-	-	(884,015)	(624,015)
Conversion of promissory notes into Series D Preferred Stock	-	-	-	-	810	1	809,999	-	810,000
Net Loss	-	-	-	-	-	-	-	(997,763)	(997,763)
Balance, June 30, 2025	2,000,000,000	2,000,000	2,500	3	810	1	809,999	(3,621,781)	(811,778)

The accompanying notes are an integral part of these audited consolidated financial statements

APPLIFE DIGITAL SOLUTIONS, INC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from January 6, 2025 to June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(997,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense	803,589
Gain on extinguishment of debt	(7,724)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	41,934
Net cash (used) in operating activities	(159,964)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid to Purchase AP4L	(35,000)
Purchase consideration of Applife Reverse Merger	(150,000)
Net cash (used) in investing activities	(185,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other liabilities	(143,639)
Proceeds from promissory notes	600,000
Net cash provided from financing activities	456,361

Net decrease in cash and cash equivalents	111,397
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$111,397

Non-cash investing and financing activities:
Acquisition of AP4L	$2,696,018
Issuance of preferred B to settle Cavalry debt (assumed liabilities)	$845,000
Effect of Reverse Capitalization	$624,015
Conversion of convertible debt into Series D Preferred stock	$810,000
Issuance of warrants with convertible debt	$802,589

The accompanying notes are an integral part of these audited consolidated financial statements

APPLIFE DIGITAL SOLUTIONS, INC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Going Concern and Summary of Significant Accounting Policies

Organization

Applife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”) is a Nevada corporation formed on January 6, 2025 (“inception”), by Mammoth Crest Capital, LLC, which is 50% owned by Michael Hill and Barrett Evans. The Company is headquartered in Santa Barbara, CA. The Company operates as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related accessories through its flagship ecommerce platform. The Company serves customers across the United States, focusing on Jeep, truck, and SUV owners.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated.  The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

On June 13, 2025, the Company completed its acquisition of SAP (the “Merger”). In accordance with ASC 805 Business Combinations (“ASC 805”) the transaction was treated as a reverse acquisition for financial reporting purposes, with Applife treated as the legal acquirer and SAP treated as the accounting acquirer. The Company remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Merger, reflects the assets, liabilities, and results of operations for SAP and does not reflect the assets, liabilities and results of operations of the Company for the periods prior to June 13, 2025 (Note 3 – Business Combinations).

The company does not currently have any international offices or subsidiaries. All management, business operations, and service providers are located in the United States, primarily in Nevada and California. The Company generates all of its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to expand operations internationally.

Going Concern

The Company has generated losses and negative cash flows from operations since inception. The Company has historically financed its operations from debt and equity financing. The Company anticipates additional equity and debt financings to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purpose of the consolidated statement of cash flows, the Company considers cash equivalents to include cash and investments with an original maturity of three months or less.

The Company maintains its cash and cash equivalents at financial institutions in the United States, which may, at times, exceed federally insured limits or similar limits in foreign jurisdictions. On June 30, 2025, the Company’s cash balance did not exceed the FDIC insurance limit. The Company has not experienced any losses in such accounts.

Income Taxes

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. The Company had no accrual for interest or penalties as of June 30, 2025.  The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of California.

Use of Estimates

Generally accepted accounting principles require that the consolidated financial statements include estimates by management in the valuation of certain assets and liabilities. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, fair value of the Company’s stock, stock-based compensation, convertible debt, derivative liabilities, Series B and D preferred stock, allocation of purchase price for AP4L and valuation allowance relating to the Company’s deferred tax assets. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, ” Revenue from Contracts with Customers, ” by applying the following steps:  (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes coupons, discounts, and processing fees. The Company constrains revenue by considering factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

We offer consumer products through our website. Revenue is recognized when control of the goods is transferred to the customer, which occurs upon shipment to the customer.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is primarily generated from the sale of automotive lift kits and accessories through its online platform. Revenue from product sales is recognized at a point in time, typically upon shipment or delivery when control of the goods passes to the customer.

The Company applies the ASC 606 five-step model:

1.Identify the contract with a customer: Established when an order is placed and payment terms are set.

2.Identify performance obligations: Usually a single obligation—delivery of products. Extended warranties, if offered, are separate obligations recognized over the warranty period.

3.Determine the transaction price: Based on expected consideration, excluding sales taxes.

4.Allocate the transaction price: For multiple obligations, allocation is based on relative standalone selling prices.

5.Recognize revenue: Product sales are recognized at a point in time; extended warranties are recognized over time.

Shipping and handling after control passes are treated as fulfillment costs and expensed as incurred. Contracts generally do not include variable consideration; if present, it is estimated and included only if a significant reversal is not probable. Revenue is recognized only when collectability is probable. Contract modifications are accounted for as separate contracts or as part of the existing contract, depending on their nature.

Revenue is disaggregated by major product line and timing (point in time vs. over time) in the notes to the consolidated financial statements.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”).  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Leases

The Company accounts for its leases in accordance with ASU 2016-02, “Leases” (Topic 842). This topic requires that a lessee recognize the assets and liabilities that arise from operating leases. The Company recognizes right-of-use assets and lease liabilities on the consolidated balance sheet for all leases with a term longer than 12 months and classifies them as operating leases. For leases with a term of 12 months or less, the Company elects not to recognize lease assets and lease liabilities on those leases. The right-of-use assets and lease liabilities have been measured by the present value of the Company’s remaining lease payments over the lease term using our incremental borrowing rates or implicit rates, when readily determinable.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares (“dilutive securities”) that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock. The conversion features on convertible notes, the stock options outstanding and potentially dilutive.  Diluted net loss per common share is the same as basic net loss per common share as the potential dilutive shares are considered to be anti-dilutive. There were no potentially dilutive securities for the years ended June 30, 2025.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Derivative Liability

FASB ASC 815, Derivatives and Hedging, requires all derivatives to be recorded on the consolidated balance sheet at fair value. As of June 30, 2025, we used the Black-Scholes-Merton (BSM) model to estimate the fair value of the conversion feature of the convertible note. Key assumptions of the BSM model for valuing embedded derivatives in preferred stock include the market price of our stock, the conversion price of the preferred stock, applicable volatility rates, risk-free interest rates, and the instrument’s remaining term. These assumptions require significant management judgment. In addition, changes in any of these variables during a period can result in material changes in the fair value (and resultant gains or losses) of this derivative instrument.

Inventories

Inventories, consisting of raw materials, work in process and products available for sale, are primarily accounted for using the first-in, first-out method (“FIFO”), and are valued at the lower of cost or net realizable value. This valuation requires management to make judgements based on currently available information, about the likely method of disposition, such as through sales to individual customers and returns to product vendors. Total inventory as of June 30, 2025, net of allowance for inventory reserves was $5,135.

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. The Company evaluates goodwill for impairment at least annually and records an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit.

The Company assesses qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge.

For the period ended June 30, 2025, the Company recorded no goodwill impairment charges.

Accounting Pronouncements

Recently Issued Accounting Standards Not Yet Adopted

In July 2023, the FASB issued ASU No 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718)” pursuant to SEC Staff Accounting Bulletin No. 120, which adds interpretive guidance for public companies to consider when entering into share-based payment transactions while in possession of material non-public information. The effective date of this update is for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company does not expect the adoption to have a material impact on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which is intended to enhance the transparency and decision usefulness of income tax disclosures. The guidance addresses investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The guidance is effective for annual periods beginning after December 15, 2024. We are assessing the impact of this guidance on our disclosures.

Other accounting pronouncements issued but not yet effective are not believed by management to be relevant or to have a material impact on the Company’s present or future consolidated financial statements.

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20), and Derivatives and Hedging—Contracts in an Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in ASU No. 2020-06 simplify the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exceptions for contracts in an entity’s own equity. For smaller reporting companies ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years.

The Company has adopted ASU 2020-06 as of inception. The adoption did not have a material impact on the Company’s financial statements on adoption but will impact the Series D preferred stock accounting related to future down rounds.

In November 2023, the FASB issued Accounting Standard Update (“ASU”) 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 requires a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it requires a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). ASU 2023-07 does not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. A public entity should apply the amendments in this ASU retrospectively to all prior periods presented in the financial statements. The Company has adopted ASU 2023-07 as of inception. The adoption did not have a material impact on the Company’s financial statements.

Note 2 – Business Combinations

Acquisition of AP4L ABC, LLC

On April 30, 2025, SAP acquired certain of the assets of AP4L ABC, LLC (“AP4L”), including intellectual property, domain names, the AP4L website, and certain supplier relationships. The acquisition was structured as an asset purchase and was intended to support SAP’s ecommerce operations through its ecommerce platform. The following is a summary of the transaction:

Assets acquired

Inventory -	$5,135
PP&E -	1,000
Domain list -	1,000
7,135

Cash paid	$35,000
Other items	48,290
Liabilities assumed	2,619,863
2,703,153

Goodwill acquired	$2,696,018

The Company issued common shares and Series C preferred stock to certain parties related to the AP4L transaction.

Reverse Acquisition with Sugar Auto Parts, Inc.

On June 13, 2025 (the "Closing Date"), Sugar Auto Parts, Inc. (“SAP”). closed an acquisition agreement with the Company (the “Merger”), as a result of which Applife assumed certain assets and liabilities of SAP. While Applife was the legal acquirer of SAP’s net assets in the Merger, for accounting purposes, the Merger is treated as a reverse recapitalization, whereby SAP is deemed to be the accounting acquirer, and the historical financial statements of SAP became the historical financial statements of Applife upon the closing of the Merger. Under this method of accounting, Applife was treated as the “acquired” company and SAP is treated as the acquirer for financial reporting purposes.

Accordingly, for accounting purposes, the Merger was treated as the equivalent of SAP issuing stock for the net assets of Applife, accompanied by a recapitalization. The net assets of Applife were stated at historical cost, with no goodwill or other intangible assets recorded.

As consideration, 1,740,000,000 shares of Applife’s common stock and 2,500 shares of Applife’s Series C Preferred Stock were issued by Applife to the shareholder of SAP. SAP also agreed to pay Applife an initial payment of $150,000 due upon closing of the acquisition agreement and a second payment of $150,000 due within ninety-five (95) days of closing. The $150,000 payable is included in due to AppLife Holdings on the balance sheet at June 30, 2025.

According to the terms of the acquisition agreement, 4,400 shares of Series B Preferred Stock were issued to the certain vendors of Applife in order to settle approximately $440,000 of outstanding payables, notes or obligations of Applife. In addition, in connection with the reverse acquisition the Company issued shares of common stock to settle outstanding options, convertible debt and warrants and transferred all of the Company’s former subsidiaries to a new entity not under control of the Company.

As a result of the Merger, the shareholder of SAP gained voting rights equivalent to 87.4% of the voting rights for all classes of the Company’s issued and outstanding stock. The transaction costs and the fair value of the Common Stock and the fair value of the Preferred Stock were recorded as a reduction of additional paid-in capital.

The following is a summary of the Applife balance sheet prior to the reverse merger:

Recapitalization
Prepaids	$5,000
Total assets	$5,000

Accounts payable and accrued expenses	$5,000
Series B preferred stock, 4,400 shares, stated value of $440,000	326,434
Total liabilities	331,434)

Applife equity at June 13, 2025; 260,000,000 shares of common stock	(326,434)
Total liabilities and equity	$5,000

The following table reconciles the elements of the Merger to the Statements of Shareholders' Equity (Deficit) after the reverse merger:

Recapitalization
Recognition of Applife equity	$(326,434)
Less: transactions costs allocated to SAP equity	(300,000)
Effect of Merger, net of transaction costs	$(626,434)

The following table details the number of shares of Common Stock issued immediately following the consummation of the merger:

Number of Shares
Common Stock owned by Applife’s Pre-Merger shareholders	260,000,000
Common Stock consideration issued to SAP due to Merger	1,740,000,000
Total outstanding shares of Series A Preferred Stock immediately after the Merger	2,000,000,000

The following table details the number of shares of Series B Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series B Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series B Preferred Stock consideration issued due to Merger	4,400
Total outstanding shares of Series B Preferred Stock immediately after the Merger	4,400

An additional 8,450 shares of Series B Preferred stock were issued in exchange for an assumed liability.

The following table details the number of shares of Series C Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series C Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series C Preferred Stock consideration issued due to Merger	2,500
Total outstanding shares of Series C Preferred Stock immediately after the Merger	2,500

Note 3 – Commitments and Contingencies

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business. The Company was not a party to any specific legal actions or claims on June 30, 2025.

Note 4 – Other Liabilities

Debt related to the Assumed liabilities consisted of the following:

	June 30, 2025	May 1, 2025
Former SAP creditors – Credit facilities*	$47,975	$95,000
Mammoth Crest Capital*	910,000	1,000,000
Calvary Fund loan*	-	845,000
Credit cards	79,839	79,839
Chris Davenport*	133,496	133,496
Vendor payables	588,043	626,367
Total	$1,679,514	$2,694,863

*Related parties as common shares have been issued to the creditors

Note 5 – Series B Preferred stock

On June 13, 2025, the Company issued Series B preferred stock to certain vendors of the Company prior to the Reverse Acquisition and for the Conversion of Convertible notes payable. Under the terms of the Series B Preferred stock, the Company issued 4,400 shares to former vendors and creditors of ALDS and 8,450 shares of Series B preferred stock upon the conversion of $845,000 of assumed liabilities from the acquisition of AP4L from Calvary Funds loan (see above). Each share of the Series B Preferred Stock has a stated value of $100 per share and is convertible into shares of Common Stock at a conversion price equal to the market price of the common stock on the date of conversion. conversion based upon the previous day’s closing price of the common stock of the Company. The Series B Preferred Stock is not subject to any mandatory redemption or other similar provisions. Convertible preferred stock that is settled with a variable number of shares that have a value solely or predominantly based (at inception) on a fixed monetary amount are considered share settled debt and are accounted for as liabilities pursuant to ASC 480.  As the Series B was not immediately convertible and does not bear interest the Series B preferred stock was recorded at its fair value which was based on a third-party valuation.  The discount will be recognized as interest expense in the future.  The following is a summary of the Series B preferred stock at June 30, 2025.

June 30, 2025
Series B Preferred stock- 12,850 shares	$1,285,000
Discount	(331,288)
Total	$953,712

The settlement of $845,000 of assumed liabilities with 8,450 shares of Series B preferred stock resulted in a gain on extinguishment of $218,095 during the period ended June 30, 2025.

Note 6 – Convertible Debt

The Company issued convertible debt with detachable warrants for $600,000 during the period ended June 30, 2025. The fair value of the warrants of $802,589 were determined based on a Black-Scholes calculation. Upon initial recognition of the convertible notes, the fair value of issued warrants exceeded the amount of proceeds. The resulting discount to the carrying amount of the convertible notes is amortized over the life of the note and recognized as interest expense under the effective interest method until the earliest of conversion date.

The initial allocation of the proceeds was as follows:

June 30, 2025
Fair value of the warrants issued	$802,589
Discount on debt	(600,000)
Initial finance cost	$202,589

The debt discount was amortized to interest expense which brought the carrying amount of the convertible notes to $600,000.  The total interest expense was $802,859. The debt was converted into 810 shares of Series D Preferred stock with a stated value of $1,000 per share.  The Series D preferred stock was fair valued at $810,000 by a third-party appraiser.  This resulted in a loss on extinguishment of debt of $210,000.

Note 7 – Equity

Capitalization

The Company is authorized to issue a total of 5,000,000,000 shares of Common Stock, and 15,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 2,500 shares of Series C Preferred Stock, and 10,000 shares of Series D Preferred Stock.

Common Stock

The Company is authorized to issue up to 5,000,000,000 shares of Common Stock and has 2,000,000,000 shares of Common Stock outstanding as of June 30, 2025.

Preferred Stock

The Company has four (4) classes of preferred Stock: Series A has 15,000 shares authorized, and 0 issued and outstanding; Series B has 20,000 shares authorized, and 12,850 issued and outstanding; Series C has 2,500 authorized, issued and outstanding; and Series D has 10,000 shares authorized and 810 issued and outstanding as of June 30, 2025.

Series A Convertible Preferred Stock

The Series A, par value $0.001 has 15,000 shares authorized, and 0 are issued and outstanding at June 30, 2025. The holders of the Series A are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The Series A Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series A Stock shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by one hundred thousand (100,000). There were 15,000 Series A shares that were converted into 1,500,000,000 common shares.

Series B Convertible Preferred Stock

The Series B, par value $0.001, has 20,000 shares authorized, and 12,850 are issued and outstanding at June 30, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The Series B Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series B Stock shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Convertible Preferred Stock

The Series C, par value $0.001, has 2,500 shares authorized, issued and outstanding at June 30, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The holders of Series C shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion of the Series C Stock shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. The Series C is subject to automatically convert into common stock in the event of a Qualified Financing as defined above.

Series D Convertible Preferred Stock

The Series D, par value $0.001, has 10,000 shares authorized, and 810 issued and outstanding at June 30, 2025. The Series D shares have a stated value of $1,000 per share. The Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value with respect to the outstanding portion of all Warrants held by such Holder as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.  The Holders of the Series D will be limited as to their number of votes not to exceed 4.99% of the shares of Common Stock outstanding at the time of any vote. The number of Conversion Shares issuable upon conversion of any Preferred Share shall be determined by dividing (x) the conversion amount of such Preferred Share by (y) the Conversion Price. The initial Conversion Price was set at $10.00, but has been adjusted to $0.02, subject to adjustment as provided in the Certificate of Designation.

The Series D Preferred Stock include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof if and whenever the Company grants, issues or sells any shares of Common Stock for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price" ( the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Note 8 – Warrant Liability

The Company evaluated the Warrants in accordance with the guidance at ASC 480 and ASC 815-40, and determined that the Warrants are precluded from being considered indexed to the entity’s own stock, resulting in the Warrants being classified as a liability. The measurement of fair value of the Warrants was determined utilizing a Black-Scholes model considering all relevant assumptions current at the date of issuance (i.e., share price of $0.02, exercise price of $0.02, term of three years, volatility of 298.6%, risk-free rate of 3.80%, and expected dividend rate of 0%).

Note 9 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net deferred tax assets consist of the following components as of June 30:

2025
Deferred Tax Assets:
NOL carryover	$5,249,474
Goodwill	(8,383)
Less valuation allowance	(5,241,092)
Net deferred tax assets	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pre-tax income from continuing operations for the period ended June 30, 2025, due to the following:

	2025
Income tax benefit at statutory rate of 21%	$(209,530)	21.00%
Non deductible interest and debt extinguishment	167,154	-16.75%
State tax net of federal benefit	(14,092)	1.41%
Applife deferred tax assets	(5,184,623)	519.62%
Change in valuation allowance	5,241,091	-525.28%
Income tax benefit (expense)	$-	0.00%

At June 30, 2025, the Company had operating loss carry forwards of approximately $232,000. The AppLife Digital had net operating losses of approximately $19,000,000 incurred prior to the reverse merger. In accordance with Section 382 of the Internal Revenue code, the usage of the Company’s historical net operating loss carryforwards for prior losses of AppLife Digital may be limited as a result of the change in ownership. A full Section 382 analysis has not been prepared and NOLs could be subject to limitation under Section 382.

The Company files corporate income tax returns in the United States (federal) and in California.  Since the Company incurred net operating losses in every tax year since inception, the 2022, 2023 and 2024 income tax returns are subject to examination and adjustments by the IRS for at least three years following the year in which the tax attributes are utilized.

Note 10 – Leases

The Company has an operating lease agreement with a term of 3 years.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.08 years, with a weighted-average discount rate of 12%.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of June 30, 2025:

Year ended June 30, 2026	$18,000
Year ended June 30, 2027	1,500
Total undiscounted operating lease payments	19,500
Less: Imputed interest	1,299
Present value of operating lease liabilities	$18,201

Note 11 – Segment Reporting

The Company operates in one operating segment, and therefore one reportable segment. Our determination that we operate as a single operating segment is consistent with the financial information regularly reviewed by management for purposes of evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting for future periods. The accounting policies for our single operating segment are the same as those described in the summary of significant accounting policies.

Note 12 – Subsequent Events

Management has evaluated all subsequent events in accordance with ASC 855-10, Subsequent Events, through October 14, 2025, the date the financial statements were available to be issued. No subsequent events requiring recognition or disclosure were identified during this period, other than the following:

On August 1, 2025, the Company entered into a twelve-month promissory note in the amount of $187,000 with Labrys Fund II, L.P. The note carries a 12% interest rate per annum and converts at a 25% discount to market price. Market price shall mean 75% of the average of the closing prices of the Common Stock on the Principal Market during the five (5) trading day period immediately preceding the respective conversion date.

APPLIFE DIGITAL SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	June 30, 2025
ASSETS
Current assets
Cash	$47,257	$111,397
Inventory	5,135	5,135
Right of use asset	14,207	18,201
Total current assets	66,599	134,733

Goodwill	2,697,728	2,696,018
Furniture and equipment	-	1,000
Domain list	1,000	1,000
Total Assets	2,765,327	2,832,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$221,655	$40,513
Lease liability	14,207	18,201
Due to Applife Holdings	150,000	150,000
Warrant liability	285,208	802,589
Promissory notes	156,167	-
Other current liabilities	1,663,322	1,679,514
Total current liabilities	2,490,559	2,690,817

Convertible preferred stock liability – Series B preferred stock, Par value $0.001 per share, 20,000 shares authorized and 12,850 shares issued and outstanding. Stated value of $1,285,000	990,224	953,712
Total liabilities	3,480,783	3,644,529

Stockholders’ deficit
Preferred Stock Series C of $0.001 par value - Authorized: 2,500 shares as of September 30, 2025; Issued and Outstanding: 2,500 shares as of September 30, 2025 and June 30, 2025	3	3
Preferred Stock Series D of $0.001 par value - Authorized: 810 shares as of September 30, 2025; Issued and Outstanding: 810 shares as of September 30, 2025 and June 30, 2025; Liquidation preference of $810,000	1	1
Common Stock of $0.001 par value – Authorized: 5 billion shares as of September 30, 2025 and June 30, 2025, Issued and outstanding: 2,000,000,000 shares as of September 30, 2025 and June 30, 2025	2,000,000	2,000,000
Additional Paid in Capital	809,999	809,999
Accumulated (deficit)	(3,525,459)	(3,621,781)
Total stockholders’ deficit	(715,456)	(811,778)
Total liabilities and stockholders’ deficit	$2,765,327	$2,832,751

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended September 30, 2025
Revenue	$464,172
Cost of goods sold	(359,148)
Gross profit	$105,025

Operating expenses	467,966
Total operating expenses	$467,966

Loss from operations	$(362,942)

Other income (expenses)
Interest expense	(46,418)
Change fair value warrant liability	517,381
Loss on disposal of fixed asset	(1,000)
Other expense	(10,699)

Net income before provision for income taxes	$96,322

Provision for income taxes	-

Net income	$96,322

Weighted-average common shares outstanding - Basic	2,000,000,000
Basic	0.00
Weighted-average common shares outstanding - Diluted	2,911,300,000
Diluted	0.00

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Series C Preferred Shares		Series D Preferred Shares		Additional Paid-In	Accumulated
	Shares	Amount	Share	Amount	Share	Amount	Capital	Deficit	Total
Balance, January 6, 2025 (Inception)	500,000,000	500,000					-	(500,000)	-
Shares issued related to acquisition of AP4L	1,240,000,000	1,240,000	2,500	3				(1,240,003)	-
Reverse re-capitalization	260,000,000	260,000			-		-	(884,015)	(624,015)
Conversion of promissory notes into Series D Preferred Stock	-	-	-	-	810	1	809,999	-	810,000
Net loss	-	-	-	-	-	-	-	(997,763)	(997,763)
Balance, June 30, 2025	2,000,000,000	$2,000,000	2,500	$3	810	$1	$809,999	$(3,621,781)	$(811,778)
Net income	-	-	-	-	-	-	-	96,322	96,322
Balance, September 30, 2025	2,000,000,000	$2,000,000	2,500	$3	810	$1	$809,999	$(3,525,459)	$(715,456)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATEDSTATEMENTS OF CASH FLOWS

Three Months Ended September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$96,322
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense	53,076
Change in fair value of warrant liability	(517,381)
Loss on disposal of fixed asset	1,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	170,745
Other liabilities	(17,902)
Net cash (used) in operating activities	$(214,140)

CASH FLOWS FROM INVESTING ACTIVITIES:
-
Net cash (used) in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory notes	150,000
Net cash provided from financing activities	$150,000

Net decrease in cash and cash equivalents	(64,140)
Cash and cash equivalents, beginning of period	111,397
Cash and cash equivalents, end of period	$47,257

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Going Concern and Summary of Significant Accounting Policies

Organization

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”) is a Nevada corporation formed on January 6, 2025 (“inception”), by Mammoth Crest Capital, LLC, which is 50% owned by Michael Hill and Barrett Evans, whom are related parties. The Company is headquartered in Santa Barbara, CA. The Company operates as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related accessories through its flagship ecommerce platform. The Company serves customers across the United States, focusing on Jeep, truck, and SUV owners.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated. The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

On June 13, 2025, the Company completed its acquisition of SAP (the “Merger”). In accordance with ASC 805 Business Combinations (“ASC 805”) the transaction was treated as a reverse acquisition for financial reporting purposes, with Applife treated as the legal acquirer and SAP treated as the accounting acquirer. The Company remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Merger, reflects the assets, liabilities, and results of operations for SAP and does not reflect the assets, liabilities and results of operations of the Company for the periods prior to June 13, 2025 (Note 2 – Business Combinations).

The company does not currently have any international offices or subsidiaries. All management, business operations, and service providers are located in the United States, primarily in Nevada and California. The Company generates all of its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to expand operations internationally.

Going Concern

The Company has generated losses and negative cash flows from operations since inception. The Company has historically financed its operations from debt and equity financing. The Company anticipates additional equity and debt financings to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purpose of the condensed consolidated statement of cash flows, the Company considers cash equivalents to include cash and investments with an original maturity of three months or less.

The Company maintains its cash and cash equivalents at financial institutions in the United States, which may, at times, exceed federally insured limits or similar limits in foreign jurisdictions. On September 30, 2025, the Company’s cash balance did not exceed the FDIC insurance limit. The Company has not experienced any losses in such accounts.

Income Taxes

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. The Company had no accrual for interest or penalties as of September 30, 2025. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of California.

Use of Estimates

Generally accepted accounting principles require that the condensed consolidated financial statements include estimates by management in the valuation of certain assets and liabilities. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, fair value of the Company’s stock, stock-based compensation, BCF (Beneficial Conversion Feature) liabilities feature of convertible debt, derivate liabilities, and valuation allowance relating to the Company’s deferred tax assets. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, ”Revenue from Contracts with Customers,” by applying the following steps:  (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes coupons, discounts, and processing fees. The Company constrains revenue by considering factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

We offer consumer products through our website. Revenue is recognized when control of the goods is transferred to the customer, which occurs upon shipment to the customer.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is primarily generated from the sale of automotive lift kits and accessories through its online platform. Revenue from product sales is recognized at a point in time, typically upon shipment or delivery when control of the goods passes to the customer.

The Company applies the ASC 606 five-step model:

1.Identify the contract with a customer: Established when an order is placed and payment terms are set.

2.Identify performance obligations: Usually a single obligation—delivery of products. Extended warranties, if offered, are separate obligations recognized over the warranty period.

3.Determine the transaction price: Based on expected consideration, excluding sales taxes.

4.Allocate the transaction price: For multiple obligations, allocation is based on relative standalone selling prices.

5.Recognize revenue: Product sales are recognized at a point in time; extended warranties are recognized over time.

Shipping and handling after control passes are treated as fulfillment costs and expensed as incurred. Contracts generally do not include variable consideration; if present, it is estimated and included only if a significant reversal is not probable. Revenue is recognized only when collectability is probable. Contract modifications are accounted for as separate contracts or as part of the existing contract, depending on their nature.

Revenue is disaggregated by major product line and timing (point in time vs. over time) in the notes to the consolidated financial statements.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the condensed consolidated financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505, Equity–based Payments to Non-Employees (“ASC 505”). Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Leases

The Company accounts for its leases in accordance with ASU 2016-02, “Leases” (Topic 842). This topic requires that a lessee recognize the assets and liabilities that arise from operating leases. The Company recognizes right-of-use assets and lease liabilities on the consolidated balance sheet for all leases with a term longer than 12 months and classifies them as operating leases. For leases with a term of 12 months or less, the Company elects not to recognize lease assets and lease liabilities on those leases. The right-of-use assets and lease liabilities have been measured by the present value of the Company’s remaining lease payments over the lease term using our incremental borrowing rates or implicit rates, when readily determinable.

Net Income (Loss) per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares (“dilutive securities”) that were outstanding during the period. Dilutive securities include and the conversion of convertible preferred stock. The conversion features on convertible notes are potentially dilutive. Diluted net income (loss) per common share is the was adjusted for the Series B and Series C Preferred shares. The Series B are convertible into approximately 183,500,000 common shares and the Series C are convertible into approximately 727,800,000 shares on September 30, 2025. Therefore, the dilutive shares outstanding are approximately 911,300,000 shares. The potential dilutive shares related to the Series D shares are considered to be anti-dilutive. There were 40,500,000 potentially dilutive securities for the three months ended September 30, 2025.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, and accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Inventories

Inventories, consisting of raw materials, work in process and products available for sale, are primarily accounted for using the first-in, first-out method (“FIFO”), and are valued at the lower of cost or net realizable value. This valuation requires management to make judgements based on currently available information about the likely method of disposition, such as through sales to individual customers and returns to product vendors.

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. The Company evaluates goodwill for impairment at least annually and records an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit.

The Company assesses qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge.

For the period ended September 30, 2025, the Company recorded no goodwill impairment charges.

Accounting Pronouncements

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued Accounting Standards Update 2024-03 "Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40)" which requires that at each interim and annual reporting period an entity:

1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the listed expense categories.

2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.

3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.

4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.

These amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027: either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements. The Company expects to enhance disclosures of expenses based on new requirements.

In November 2024, the FASB also issued Accounting Standards Update 2024-04 "Debt - Debt with Conversion and Other Options (Subtopic 470-20) “Induced Conversions of Convertible Debt Instruments” to clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. Under the amendments, to account for a settlement of a convertible debt instrument as an induced conversion, an inducement offer is required to provide the debt holder with, at a minimum, the consideration (in form and amount) issuable under the conversion privileges provided in the terms of the instrument. An entity should assess whether this criterion is satisfied as of the date the inducement offer is accepted by the holder. If, when applying this criterion, the convertible debt instrument had been exchanged or modified (without being deemed substantially different) within the one-year period leading up to the offer acceptance date, an entity should compare the terms provided in the inducement offer with the terms that existed one year before the offer acceptance date. The amendments in this Update also clarify that the induced conversion guidance applies to a convertible debt instrument that is not currently convertible as long as it had a substantive conversion feature as of both its issuance date and the date the inducement offer is accepted. The amendments are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company is examining the impact this pronouncement may have on the Company’s consolidated financial statements.

Other accounting pronouncements issued but not yet effective are not believed by management to be relevant or to have a material impact on the Company’s present or future consolidated financial statements.

Recently Adopted Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which is intended to enhance the transparency and decision usefulness of income tax disclosures. The guidance addresses investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The guidance is effective for annual periods beginning after December 15, 2024. The Company has adopted ASU 2023-09 as of July 1, 2025. The adoption did not have a material impact on the Company’s financial statements.

Note 2 – Business Combinations

Acquisition of AP4L ABC, LLC

On April 30, 2025, SAP acquired certain of the assets of AP4L ABC, LLC (“AP4L”), including intellectual property, domain names, the AP4L website, and certain supplier relationships. The acquisition was structured as an asset purchase and was intended to support SAP’s ecommerce operations through its ecommerce platform. The following is a summary of the transaction:

Assets acquired

Inventory	$5,135
PP&E	1,000
Domain list	1,000
7,135

Cash paid	$35,000
Other items	48,290
Liabilities assumed	2,619,863
2,703,153

Goodwill acquired	$2,696,018

The Company issued common shares and Series C preferred stock to certain parties related to the AP4L transaction.

Reverse Acquisition with Sugar Auto Parts, Inc.

On June 13, 2025 (the "Closing Date"), Sugar Auto Parts, Inc. (“SAP”). closed an acquisition agreement with the Company (the “Merger”), as a result of which Applife assumed certain assets and liabilities of SAP. While Applife was the legal acquirer of SAP’s net assets in the Merger, for accounting purposes, the Merger is treated as a reverse recapitalization, whereby SAP is deemed to be the accounting acquirer, and the historical financial statements of SAP became the historical financial statements of Applife upon the closing of the Merger. Under this method of accounting, Applife was treated as the “acquired” company and SAP is treated as the acquirer for financial reporting purposes.

Accordingly, for accounting purposes, the Merger was treated as the equivalent of SAP issuing stock for the net assets of Applife, accompanied by a recapitalization. The net assets of Applife were stated at historical cost, with no goodwill or other intangible assets recorded.

As consideration, 1,740,000,000 shares of Applife’s common stock and 2,500 shares of Applife’s Series C Preferred Stock were issued by Applife to the shareholder of SAP. SAP also agreed to pay Applife an initial payment of $150,000 due upon closing of the acquisition agreement and a second payment of $150,000 due within ninety-five (95) days of closing. The $150,000 payable is included in due to Applife Holdings on the balance sheet as of September 30, 2025.

According to the terms of the acquisition agreement, 4,400 shares of Series B Preferred Stock were issued to certain vendors of Applife in order to settle approximately $440,000 of outstanding payables, notes or obligations of Applife. In addition, in connection with the reverse acquisition the Company issued shares of common stock to settle outstanding options, convertible debt and warrants and transferred all of the Company’s former subsidiaries to a new entity not under control of the Company.

As a result of the Merger, the shareholder of SAP gained voting rights equivalent to 87.4% of the voting rights for all classes of the Company’s issued and outstanding stock. The transaction costs and the fair value of the Common Stock and the fair value of the Preferred Stock were recorded as a reduction of additional paid-in capital.

The following is a summary of the Applife balance sheet prior to the reverse merger:

Recapitalization
Prepaids	$5,000
Total assets	$5,000

Accounts payable and accrued expenses	$5,000
Series B preferred stock, 4,400 shares, stated value of $440,000	326,434
Total liabilities	331,434

Applife equity at June 13, 2025; 260,000,000 shares of common stock	(326,434)
Total liabilities and equity	$5,000

The following table reconciles the elements of the Merger to the Statements of Shareholders' Equity (Deficit) after the reverse merger:

Recapitalization
Recognition of Applife equity	$(326,434)
Less: transactions costs allocated to SAP equity	(300,000)
Effect of Merger, net of transaction costs	$(626,434)

The following table details the number of shares of Common Stock issued immediately following the consummation of the merger:

Number of Shares
Common Stock owned by Applife’s Pre-Merger shareholders	260,000,000
Common Stock consideration issued to SAP due to Merger	1,740,000,000
Total outstanding shares of Series A Preferred Stock immediately after the Merger	2,000,000,000

The following table details the number of shares of Series B Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series B Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series B Preferred Stock consideration issued due to Merger	4,400
Total outstanding shares of Series B Preferred Stock immediately after the Merger	4,400

An additional 8,450 shares of Series B Preferred stock were issued in exchange for an assumed liability.

The following table details the number of shares of Series C Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series C Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series C Preferred Stock consideration issued due to Merger	2,500
Total outstanding shares of Series C Preferred Stock immediately after the Merger	2,500

Note 3 – Commitments and Contingencies

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business. The Company was not a party to any specific legal actions or claims on September 30, 2025.

Note 4 – Other Liabilities

Debt related to the assumed liabilities consisted of the following:

	September 30, 2025	June 30, 2025
Former SAP creditors – Credit facilities*	$47,975	$47,975
Mammoth Crest Capital*	910,000	910,000
Credit cards	77,988	79,839
Chris Davenport*	113,496	133,496
Vendor payables	513,863	508,204
Total	$1,663,322	$1,679,514

*Related parties as common shares have been issued to the creditors

Note 5 – Series B Preferred Stock

On June 13, 2025, the Company issued Series B preferred stock to certain vendors of the Company prior to the Reverse Acquisition and for the Conversion of Convertible notes payable. Under the terms of the Series B Preferred stock, the Company issued 4,400 shares to former vendors and creditors of ALDS and 8,450 shares of Series B preferred stock upon the conversion of $845,000 of assumed liabilities from the acquisition of AP4L from Calvary Funds loan (see above). Each share of the Series B Preferred Stock has a stated value of $100 per share and is convertible into shares of Common Stock at a conversion price equal to the market price of the common stock on the date of conversion. conversion based upon the previous day’s closing price of the common stock of the Company. The Series B Preferred Stock is not subject to any mandatory redemption or other similar provisions. Convertible preferred stock that is settled with a variable number of shares that have a value solely or predominantly based (at inception) on a fixed monetary amount are considered share settled debt and are accounted for as liabilities pursuant to ASC 480. The Series B preferred stock was recorded at its fair value which was based on a third-party valuation. For the period ended September 30, 2025, the total amortized amount related to the debt discount was $36,512. As of September 30, 2025, the remaining unamortized debt discount reducing the principal balance was $294,776. The discount will be recognized as interest expense in the future. The following is a summary of the Series B preferred stock as of September 30, 2025.

September 30, 2025
Series B Preferred stock - 12,850 shares	$1,285,000
Discount	(294,776)
Total	$990,224

Note 6 – Promissory Note

The Company issued convertible debt with detachable warrants for $600,000 during the period ended June 30, 2025. The fair value of the warrants of $802,589 were determined based on a Black-Scholes calculation. Upon initial recognition of the convertible notes, the fair value of issued warrants exceeded the amount of proceeds. The resulting discount to the carrying amount of the convertible notes is amortized over the life of the note and recognized as interest expense under the effective interest method until the earliest of conversion date.

The initial allocation of the proceeds was as follows:

September 30, 2025
Fair value of the warrants issued	$802,589
Discount on debt	(600,000)
Initial finance cost	$202,589

The debt discount was amortized to interest expense which brought the carrying amount of the convertible notes to $600,000. The total interest expense was $802,859. The debt was converted into 810 shares of Series D Preferred stock with a stated value of $1,000 per share. The Series D preferred stock was valued at $810,000 using Black Scholes. This resulted in a loss on extinguishment of debt of $210,000.

On August 1, 2025, the Company entered into a twelve-month promissory note in the principal amount of $187,000 with an investor. The note bears interest at 12% per annum and is convertible into common stock at a 25% discount to market price. The Company received net proceeds of $150,000, after deducting an original issue discount (OID) of $20,000 and financing costs of $17,000, for a total discount of $37,000. The total discount is being amortized over the twelve-month term of the note.

The initial allocation of the proceeds was as follows:

Fair value of the warrants issued	$187,000
Discount on debt	(37,000)
Initial finance cost	$150,000

The balances as of September 30, 2025, are as follows

September 30, 2025
Fair value of the warrants issued	$187,000
Discount on debt	(30,833)
Initial finance cost	$156,167

For the three months ended September 30, 2025, the Company recognized $6,167 of amortization of debt discount, which is included in interest expense. As of September 30, 2025, accrued interest of $3,740 was recorded within accounts payable and accrued expenses on the balance sheet.

Note 7 – Equity

Capitalization

The Company is authorized to issue a total of 5,000,000,000 shares of Common Stock, and 15,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 2,500 shares of Series C Preferred Stock, and 10,000 shares of Series D Preferred Stock.

Common Stock

The Company is authorized to issue up to 5,000,000,000 shares of Common Stock and has 2,000,000,000 shares of Common Stock outstanding as of September 30, 2025.

Preferred Stock

Series A Convertible Preferred Stock

The Series A, par value $0.001 has 15,000 shares authorized, and 0 are issued and outstanding at September 30, 2025. The holders of the Series A are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The Series A Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series A Stock shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by one hundred thousand (100,000). There were 15,000 Series A shares that were converted into 1,500,000,000 common shares.

Series B Convertible Preferred Stock

The Series B, par value $0.001, has 20,000 shares authorized, and 12,850 are issued and outstanding at September 30, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The Series B Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series B Stock shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Convertible Preferred Stock

The Series C, par value $0.001, has 2,500 shares authorized, issued and outstanding at September 30, 2025. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The holders of Series C shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion of the Series C Stock shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. The Series C is subject to automatically convert into common stock in the event of a Qualified Financing as defined above.

Series D Convertible Preferred Stock

The Series D, par value $0.001, has 10,000 shares authorized, and 810 issued and outstanding at September 30, 2025. The Series D shares have a stated value of $1,000 per share. The Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value with respect to the outstanding portion of all Warrants held by such Holder as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.  The Holders of the Series D will be limited as to their number of votes not to exceed 4.99% of the shares of Common Stock outstanding at the time of any vote. The number of Conversion Shares issuable upon conversion of any Preferred Share shall be determined by dividing (x) the conversion amount of such Preferred Share by (y) the Conversion Price. The initial Conversion Price was set at $10.00, but has been adjusted to $0.02, subject to adjustment as provided in the Certificate of Designation.

The Series D Preferred Stock include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof if and whenever the Company grants, issues or sells any shares of Common Stock for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price" ( the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Note 8 – Warrant Liability

The Company evaluated the Warrants in accordance with the guidance at ASC 480 and ASC 815-40 and determined that the Warrants are precluded from being considered indexed to the entity’s own stock, resulting in the Warrants being classified as a liability. The measurement of fair value of the Warrants was determined utilizing a Black-Scholes model considering all relevant assumptions current at the date of issuance (i.e., share price of $0.02, exercise price of $0.02, term of three years, volatility of 298.6%, risk-free rate of 3.80%, and expected dividend rate of 0%).

A roll forward of the warrant liability is as follows:

Balance at June 30, 2025	$802,589
Change in fair value of warrant liability	(517,381)
Balance at September 30, 2025	$285,208

Note 9 – Leases

The Company has an operating lease agreement with a term of 3 years.

On June 13, 2025, the Company entered into a month-to-month operating lease that commenced on the same date with EMC2 Capital, a related party. The lease renews automatically on a month-to-month basis and provides for a fixed monthly rental payment of $500. In accordance with ASC 842, Leases, this arrangement is accounted for as a short-term lease. Management has determined that this lease is not material to the Company’s financial position, results of operations, or cash flows.

The Company’s weighted-average remaining lease term relating to its operating leases is 0.75 years, with a weighted-average discount rate of 12%.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of September 30, 2025:

Year ended June 30, 2026	$13,500
Year ended June 30, 2027	1,500
Total undiscounted operating lease payments	15,000
Less: Imputed interest	(793)
Present value of operating lease liabilities	$14,207

Note 10 – Segment Reporting

The Company operates in one operating segment, and therefore one reportable segment. Our determination that we operate as a single operating segment is consistent with the financial information regularly reviewed by management for purposes of evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting for future periods. The accounting policies for our single operating segment are the same as those described in the summary of significant accounting policies.

Note 11 – Subsequent Events

Management has evaluated all subsequent events in accordance with ASC 855-10, Subsequent Events, through November 13, 2025, the date the financial statements were available to be issued. No subsequent events requiring recognition or disclosure were identified during this period, other than the following:

On November 10, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Annual Report on Form 10-K for the period ended June 30, 2025;

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2025;

•	Our Current Reports on Form 8-K and 8-K/A covering our recent acquisition and financing, filed with the SEC on June 20, 2025, and May 1, 2025; and

•	Our other Current Reports on Form 8-K filed with the SEC.

In addition, we hereby incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the effective date of this Registration Statement and before we terminate the offering under this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K, unless specifically incorporated herein), as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to:

Applife Digital Solutions, Inc.

701 Anacapa St, Ste C

Santa Barbara, California 93101

(805) 500-3205

A copy of any or all of the foregoing documents which we incorporate by reference in this prospectus may be accessed on our corporate web site at http://www.applifedigital.com/(Click the “Investors” link and then the “SEC Filings” link).

1,742,897,698 SHARES OF COMMON STOCK

40,500,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS1

473,100,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE PREFERRED STOCK

387,775,000 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

1,500,000,000 SHARES OF COMMON STOCK UNDERLYING THE CM PURCHASE AGREEMENT

PROSPECTUS

January 28, 2026